$150,000,000 REVOLVING CREDIT FACILITY


                       AMENDED AND RESTATED
                         CREDIT AGREEMENT

                           by and among

                SUBURBAN LODGES OF AMERICA, INC.,

                               and

                   THE GUARANTORS PARTY HERETO

                               and

                      THE BANKS PARTY HERETO

                               and

                PNC BANK, KENTUCKY, INC., as Agent


                               and

                     AMSOUTH BANK OF ALABAMA
             and SUNTRUST BANK, ATLANTA, as Co-Agents



                  Dated as of December 15, 1997





     Prepared by Buchanan Ingersoll Professional Corporation

                                             TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----
1.  CERTAIN DEFINITIONS                                                                                       1

    1.1     Certain Definitions...........................................................................    1
    1.2     Construction..................................................................................   20

            1.2.1     Number; Inclusion...................................................................   20
            1.2.2     Determination.......................................................................   20
            1.2.3     Agent's Discretion and Consent......................................................   20
            1.2.4     Documents Taken as a Whole..........................................................   21
            1.2.5     Headings............................................................................   21
            1.2.6     Implied References to This Agreement................................................   21
            1.2.7     Persons.............................................................................   21
            1.2.8     Modifications to Documents..........................................................   21
            1.2.9     From, To and Through................................................................   21
            1.2.10    Shall; Will.........................................................................   21

     1.3    Accounting Principles.........................................................................   22

2.   REVOLVING CREDIT FACILITY............................................................................   22

     2.1    Revolving Credit Commitments..................................................................   22

     2.2    Nature of Banks' Obligations With Respect to Revolving Credit Loans...........................   22

     2.3    Commitment Fees...............................................................................   23

     2.4    Delinquent Bank...............................................................................   23

     2.5    Revolving Credit Loan Requests................................................................   23

     2.6    Making Revolving Credit Loans.................................................................   24

     2.7    Revolving Credit Notes........................................................................   24

     2.8    Use of Proceeds...............................................................................   25

     2.9    Letter of Credit Subfacility..................................................................   25
            2.9.1     Issuance of Letters of Credit.......................................................   25
            2.9.2     Letter of Credit Fees...............................................................   25
            2.9.3     Disbursements, Reimbursement........................................................   26
            2.9.4     Documentation.......................................................................   27
            2.9.5     Determinations to Honor Drawing Requests............................................   27
            2.9.6     Nature of Participation and Reimbursement Obligations...............................   27
            2.9.7     Indemnity...........................................................................   29
            2.9.8     Liability for Acts and Omissions....................................................   29

     2.10   Increase in Commitments.......................................................................   30
            2.10.1    Existing Banks......................................................................   30
            2.10.2    New Banks...........................................................................   30
            2.10.3    Limitations on Increases............................................................   30

     2.11   Reduction of Commitments......................................................................   31
3.          COLLATERAL POOL PROPERTIES....................................................................   31

     3.1    Acceptance of Collateral Pool Properties.                                                        31
            3.1.1     Acceptance Generally................................................................   31
            3.1.2     Collateral Pool Addition Fee........................................................   32

     3.2    Release of Collateral Pool Properties.........................................................   32

     3.3    Borrowing Base Determinations.................................................................   33

            3.3.1     Appraisals..........................................................................   33
            3.3.2     Borrowing Base Value................................................................   33

     3.4    Covenants Relating to the Collateral Pool and the Collateral Pool Properties..................   33
            3.4.1     Minimum Collateral Pool Properties..................................................   34
            3.4.2     Financial Covenants.................................................................   34
            3.4.3     Extended-Stay Lodging Facilities....................................................   34
            3.4.4     Insurance...........................................................................   34
            3.4.5     Guest Leases; Tenant Leases; Major Agreements.......................................   34
            3.4.6     Nondisturbance Agreements...........................................................   35
            3.4.7     Management Agreements...............................................................   35
            3.4.8     Major Construction..................................................................   36
            3.4.9     Borrowing Base......................................................................   36

4.          INTEREST RATES................................................................................   36

     4.1    Interest Rate Options.........................................................................   36
            4.1.1     Revolving Credit Interest Rate Options..............................................   36
            4.1.2     Rate Quotations.....................................................................   37

     4.2    Interest Periods..............................................................................   37
            4.2.1     Ending Date and Business Day........................................................   37
            4.2.2     Amount of Borrowing Tranche.........................................................   37
            4.2.3     Termination Before Expiration Date..................................................   37
            4.2.4     Renewals............................................................................   37

     4.3    Interest After Default........................................................................   38
            4.3.1     Letter of Credit Fees; Interest Rate................................................   38
            4.3.2     Other Obligations...................................................................   38
            4.3.3     Acknowledgment......................................................................   38

     4.4    Euro-Rate Unascertainable.....................................................................   38

            4.4.1     Unascertainable......................................................................  38
            4.4.2     Illegality; Increased Costs; Deposits Not Available..................................  38
            4.4.3     Agent's and Bank's Rights............................................................  39

     4.5    Selection of Interest Rate Options.............................................................  40

5.          PAYMENTS.......................................................................................  40

     5.1     Payments.......................................................................................  40
     5.2     Pro Rata Treatment of Banks....................................................................  40
     5.3     Interest Payment Dates.........................................................................  41
     5.4     Voluntary Prepayments..........................................................................  41
             5.4.1     Right to Prepay......................................................................  41
             5.4.2     Replacement of a Bank................................................................  42
             5.4.3     Change of Lending Office.............................................................  42

     5.5     Mandatory Prepayments..........................................................................  43
             5.5.1     Borrowing Base Exceeded..............................................................  43

     5.6     Additional Compensation in Certain Circumstances...............................................  43
             5.6.1     Increased Costs or Reduced Return Resulting From Taxes,
                       Reserves, Capital Adequacy Requirements, Expenses, Etc...............................  43
             5.6.2     Indemnity............................................................................  44

6.   REPRESENTATIONS AND WARRANTIES.........................................................................  45

     6.1     Representations and Warranties.................................................................  45
             6.1.1     Organization and Qualification.......................................................  45
             6.1.2     Capitalization and Ownership.........................................................  45
             6.1.3     Subsidiaries.........................................................................  45
             6.1.4     Power and Authority..................................................................  46
             6.1.5     Validity and Binding Effect..........................................................  46
             6.1.6     No Conflict..........................................................................  46
             6.1.7     Litigation...........................................................................  46
             6.1.8     Title to Properties..................................................................  47
             6.1.9     Financial Statements.................................................................  47
             6.1.10    Margin Stock.........................................................................  48
             6.1.11    Full Disclosure......................................................................  48
             6.1.12    Taxes................................................................................  48
             6.1.13    Consents and Approvals...............................................................  49
             6.1.14    No Event of Default; Compliance With Instruments.....................................  49
             6.1.15    Patents, Trademarks, Copyrights, Licenses, Etc.......................................  49
             6.1.16    Security Interests...................................................................  49
             6.1.17    Mortgage Liens.......................................................................  50
             6.1.18    Status of the Pledged Collateral.....................................................  50

             6.1.19    Insurance.............................................................................. 50
             6.1.20    Compliance With Laws................................................................... 51
             6.1.21    Material Contracts; Burdensome Restrictions............................................ 51
             6.1.22    Investment Companies; Regulated Entities............................................... 51
             6.1.23    Plans and Benefit Arrangements......................................................... 51
             6.1.24    Employment Matters..................................................................... 52
             6.1.25    Environmental Matters.................................................................. 53
             6.1.26    Senior Debt Status..................................................................... 54

     6.2     Updates to Schedules............................................................................. 54

7.   CONDITIONS OF LENDING.................................................................................... 55

     7.1     First Loans...................................................................................... 55
             7.1.1     Officer's Certificate.................................................................. 55
             7.1.2     Secretary's Certificate................................................................ 55
             7.1.3     Delivery of Loan Documents............................................................. 56
             7.1.4     Opinion of Counsel..................................................................... 56
             7.1.5     Legal Details.......................................................................... 56
             7.1.6     Payment of Fees........................................................................ 56
             7.1.7     Consents............................................................................... 57
             7.1.8     Officer's Certificate Regarding MACs................................................... 57
             7.1.9     No Violation of Laws................................................................... 57
             7.1.10    No Actions or Proceedings.............................................................. 57
             7.1.11    Collateral Pool Properties............................................................. 57
             7.1.12    Quarterly Compliance Certificate....................................................... 57

      7.2    Each Additional Loan............................................................................. 58

8.    COVENANTS............................................................................................... 58

      8.1    Affirmative Covenants............................................................................ 58
             8.1.1     Preservation of Existence, Etc......................................................... 58
             8.1.2     Payment of Liabilities, Including Taxes, Etc........................................... 58
             8.1.3     Maintenance of Insurance............................................................... 59
             8.1.4     Maintenance of Properties and Leases................................................... 59
             8.1.5     Maintenance of Patents, Trademarks, Etc................................................ 59
             8.1.6     Visitation Rights...................................................................... 60
             8.1.7     Keeping of Records and Books of Account................................................ 60
             8.1.8     Plans and Benefit Arrangements......................................................... 60
             8.1.9     Compliance With Laws................................................................... 60
             8.1.10    Use of Proceeds........................................................................ 61
             8.1.11    Further Assurances..................................................................... 61
             8.1.12    Subordination of Intercompany Loans.................................................... 61
             8.1.13    Listed Company......................................................................... 61

      8.2    Negative Covenants............................................................................... 61
             8.2.1     Indebtedness........................................................................... 61
             8.2.2     Liens.................................................................................. 62
             8.2.3     Guaranties............................................................................. 62
             8.2.4     Loans and Investments.................................................................. 62
             8.2.5     Dividends and Related Distributions.................................................... 63
             8.2.6     Liquidations, Mergers, Consolidations, Acquisitions.................................... 63
             8.2.7     Affiliate Transactions................................................................. 63
             8.2.8     Subsidiaries, Partnerships and Joint Ventures.......................................... 63
             8.2.9     Continuation of or Change in Business.................................................. 64
             8.2.10    Plans and Benefit Arrangements......................................................... 64
             8.2.11    Fiscal Year............................................................................ 65
             8.2.12    Changes in Organizational Documents.................................................... 65
             8.2.13    Minimum Debt Service Coverage Ratio.................................................... 65
             8.2.14    Maximum Consolidated Debt to Market Value Ratio........................................ 65
             8.2.15    Maximum Certain Floating Rate Debt..................................................... 65
             8.2.16    Minimum Tangible Net Worth............................................................. 66
             8.2.17    Restrictions on Assets Under Development and Land...................................... 66

      8.3    Reporting Requirements........................................................................... 66
             8.3.1     Quarterly Financial Statements......................................................... 66
             8.3.2     Annual Financial Statements............................................................ 66
             8.3.3     Certificate of the Borrower............................................................ 67
             8.3.4     Notice of Default...................................................................... 67
             8.3.5     Notice of Litigation................................................................... 67
             8.3.6     Budgets, Forecasts, Other Reports and Information...................................... 68
             8.3.7     Notices Regarding Plans and Benefit Arrangements....................................... 68

9.    DEFAULT................................................................................................. 70

      9.1   Events of Default................................................................................. 70
            9.1.1     Payments Under Loan Documents........................................................... 70
            9.1.2     Breach of Warranty...................................................................... 70
            9.1.3     Breach of Negative Covenants or Visitation Rights....................................... 70
            9.1.4     Breach of Other Covenants............................................................... 70
            9.1.5     Defaults in Other Agreements or Indebtedness............................................ 71
            9.1.6     Final Judgments or Orders............................................................... 71
            9.1.7     Loan Document Unenforceable............................................................. 71
            9.1.8     Uninsured Losses; Proceedings Against Assets............................................ 71
            9.1.9     Notice of Lien or Assessment............................................................ 72
            9.1.10    Insolvency.............................................................................. 72
            9.1.11    Events Relating to Plans and Benefit Arrangements....................................... 72
            9.1.12    Cessation of Business................................................................... 72
            9.1.13    Change of Ownership or Control.......................................................... 73

            9.1.14    Involuntary Proceedings................................................................. 73
            9.1.15    Voluntary Proceedings................................................................... 73

      9.2   Consequences of Event of Default.................................................................. 73
            9.2.1     Events of Default Other Than Bankruptcy, Insolvency or
                      Reorganization Proceedings.............................................................. 73
            9.2.2     Bankruptcy, Insolvency or Reorganization Proceedings.................................... 74
            9.2.3     Set-off................................................................................. 74
            9.2.4     Suits, Actions, Proceedings............................................................. 75
            9.2.5     Application of Proceeds................................................................. 75
            9.2.6     Other Rights and Remedies............................................................... 75

      9.3   Notice of Sale.................................................................................... 76

10.   THE AGENT............................................................................................... 76

      10.1  Appointment....................................................................................... 76

      10.2  Delegation of Duties.............................................................................. 76

      10.3  Nature of Duties; Independent Credit Investigation................................................ 76

      10.4  Actions in Discretion of Agent; Instructions From the Banks....................................... 77

      10.5  Reimbursement and Indemnification of Agent by the Borrower........................................ 77

      10.6  Exculpatory Provisions............................................................................ 78

      10.7  Reimbursement and Indemnification of Agent by Banks............................................... 79

      10.8  Reliance by Agent................................................................................. 79

      10.9  Notice of Default................................................................................. 79

      10.10 Notices........................................................................................... 79

      10.11 Banks in Their Individual Capacities.............................................................. 80

      10.12 Holders of Notes.................................................................................. 80

      10.13 Equalization of Banks............................................................................. 80

      10.14 Successor Agent................................................................................... 81

      10.15 Agent's Fee....................................................................................... 81

      10.16 Availability of Funds............................................................................. 82

      10.17 Calculations...................................................................................... 82

      10.18 Beneficiaries..................................................................................... 82

11.   MISCELLANEOUS........................................................................................... 83

      11.1  Modifications, Amendments or Waivers.............................................................. 83
            11.1.1    Increase of Commitment; Extension or Expiration Date.................................... 83

            11.1.2    Extension of Payment; Reduction of Principal Interest or
                      Fees; Modification of Terms of Payment.................................................. 83
            11.1.3    Release of Collateral or Guarantor...................................................... 83
            11.1.4    Borrowing Base ......................................................................... 83
            11.1.5    Miscellaneous........................................................................... 84

      11.2  No Implied Waivers; Cumulative Remedies; Writing Required......................................... 84

      11.3  Reimbursement and Indemnification of Banks by the Borrower; Taxes................................. 84

      11.4  Holidays.......................................................................................... 85

      11.5  Funding by Branch, Subsidiary or Affiliate........................................................ 85
            11.5.1    Notional Funding........................................................................ 85
            11.5.2    Actual Funding.......................................................................... 86

      11.6  Notices........................................................................................... 86

      11.7  Severability...................................................................................... 87

      11.8  Governing Law..................................................................................... 87

      11.9  Prior Understanding............................................................................... 87

      11.10 Duration; Survival................................................................................ 87

      11.11 Successors and Assigns............................................................................ 88

      11.12 Confidentiality................................................................................... 89
            11.12.1     General............................................................................... 89
            11.12.2     Sharing Information With Affiliates of the Banks...................................... 89

      11.13  Counterparts..................................................................................... 90

      11.14  Agent's or Bank's Consent........................................................................ 90

      11.15  Exceptions....................................................................................... 90

      11.16  CONSENT TO FORUM; WAIVER OF JURY TRIAL........................................................... 90

      11.17  Tax Withholding Clause........................................................................... 91

      11.18  Joinder of Guarantors............................................................................ 91

      11.19  LIMITATION OF LIABILITY.......................................................................... 92

      11.20  Co-Agents........................................................................................ 92



LIST OF SCHEDULES AND EXHIBITS
SCHEDULE

SCHEDULE 1.1(A)     -   PRICING GRID
SCHEDULE 1.1(B)     -   COMMITMENTS OF BANKS
SCHEDULE 1.1(C)     -   COLLATERAL POOL PROPERTIES
SCHEDULE 1.1(R)     -   LIST OF REAL ESTATE COLLATERAL DOCUMENTS
SCHEDULE 3.4.4      -   INSURANCE REQUIREMENTS FOR COLLATERAL POOL PROPERTIES
SCHEDULE 3.4.7      -   MANAGEMENT AGREEMENTS
SCHEDULE 6.1.1      -   QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2      -   MANAGEMENT SHAREHOLDERS; OPTIONS, WARRANTS OR OTHER
                        PURCHASE RIGHTS
SCHEDULE 6.1.3      -   SUBSIDIARIES
SCHEDULE 6.1.8      -   OWNED AND LEASED REAL PROPERTY
SCHEDULE 6.1.13     -   CONSENTS AND APPROVALS
SCHEDULE 6.1.15     -   PATENTS, TRADEMARKS, COPYRIGHTS,
                        LICENSES, ETC.
SCHEDULE 6.1.18     -   PARTNERSHIP AGREEMENTS
SCHEDULE 6.1.19     -   INSURANCE POLICIES
SCHEDULE 6.1.21     -   MATERIAL CONTRACTS
SCHEDULE 6.1.23     -   EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 6.1.25     -   ENVIRONMENTAL DISCLOSURES


EXHIBITS

EXHIBIT 1.1(A)      -   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(C)      -   FORM OF COLLATERAL ASSIGNMENT OF FRANCHISE AGREEMENT
EXHIBIT 1.1(G)      -   FORM OF GUARANTY AND SURETYSHIP AGREEMENT
EXHIBIT 1.1(I)      -   FORM OF INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(J)      -   FORM OF JOINDER
EXHIBIT 1.1(N)(1)   -   FORM OF REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)   -   FORM OF NOTIFICATION AND CONTROL AGREEMENT
EXHIBIT 1.1(P)(1)   -   FORM OF PLEDGE AGREEMENT
EXHIBIT 1.1(P)(2)   -   FORM OF PLEDGE AGREEMENT (CASH COLLATERAL)
EXHIBIT 1.1(R)      -   FORM OF REAL ESTATE COLLATERAL DOCUMENTS
EXHIBIT 1.1(S)      -   FORM OF SECURITY AGREEMENT
EXHIBIT 2.5         -   FORM OF LOAN REQUEST
EXHIBIT 7.1.4(i)    -   REQUIREMENTS OF OPINION OF COUNSEL
EXHIBIT 8.3.3       -   FORM OF COMPLIANCE CERTIFICATE





                  AMENDED AND RESTATED CREDIT AGREEMENT


          THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of
December 15, 1997 and is made by and among SUBURBAN LODGES OF AMERICA, INC., a Georgia corporation (the "Borrower"), each of the GUARANTORS (as
                            --------
hereinafter defined), the BANKS (as hereinafter defined), and PNC BANK, KENTUCKY, INC., in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent"), AMSOUTH BANK
                                                  -----
OF ALABAMA, and SUNTRUST BANK, ATLANTA, as Co-Agents.

                               WITNESSETH:

          WHEREAS, the Borrower has requested the Banks to amend and restate the Credit Agreement dated September 26, 1996, as amended to date (the "Original Credit Agreement"), to provide a revolving credit facility to
 -------------------------
the Borrower in an aggregate principal amount not to exceed $150,000,000;
and

          WHEREAS, the revolving credit facility shall be used for general corporate purposes, including without limitation the acquisition, construction and renovation of extended-stay lodging facilities and related equity investments; and

          WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree to amend and restate the Original Credit Agreement, in its entirety, as follows:


                           1.  CERTAIN DEFINITIONS
                               -------------------

          1.1  Certain Definitions.
               -------------------

          In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

               Affiliate as to any Person shall mean any other Person (i)
               ---------
which directly or indirectly controls, is controlled by or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or

(iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

               Agent shall mean PNC Bank, Kentucky, Inc., and its
               -----
successors and assigns.

               Agent's Fee shall have the meaning assigned to that term
               ----------
in Section 10.15.

               Agent's Letter shall mean that certain letter dated July 25,
               --------------
1997 among the Agent, PNC Capital Markets, Inc. and the Borrower, as it may be amended or supplemented from time to time.

               Agreement shall mean this Amended and Restated Credit
               ---------
Agreement, as the same may be supplemented, amended, restated or otherwise modified from time to time, including all schedules and exhibits.

               Annual Statements shall have the meaning assigned to that term
               -----------------
in Section 6.1.9(i).

               Applicable Margin shall mean, as applicable:
               -----------------

               (A) the percentage spread to be added to the Base Rate under the Base Rate Option based on the Collateral Pool Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading
                                        --------------
"Base Rate Spread;" and
-----------------

               (B) the percentage spread to be added to the Euro Rate under the Euro-Rate Option based on the Collateral Pool Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading
                                        --------------
"Euro-Rate Spread."
-----------------

The Applicable Margin shall be computed in accordance with the parameters set forth on Schedule 1.1(A).
             ---------------

               Appraisal shall mean an appraisal commissioned by and
               ---------
acceptable to the Agent and in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and the regulations promulgated thereunder, and with the Uniform Standards of Professional Appraisal Practice.

               As-Is Value shall mean, other than as set forth herein, the
               -----------
as-is value set forth in the most recent Appraisal of a Collateral Pool
Property.

               Assets Under Development shall mean all real estate which any
               ------------------------
Loan Party, directly or indirectly, owns or leases on which the construction of building improvements has been commenced but which is not yet completed and generating income.

               Assignment and Assumption Agreement shall mean an Assignment
               -----------------------------------
and Assumption Agreement by and among a Purchasing Bank, the Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of Exhibit 1.1(A).
                             ---------------

               Authorized Officer shall mean those individuals, designated
               ------------------
by written notice to the Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

               Banks shall mean the financial institutions named on
               -----
Schedule 1.1(B) and their respective successors and assigns as permitted
--------------
hereunder, each of which is referred to herein as a Bank.

               Base Net Worth shall mean the sum of $80,000,000 plus 80% of
               --------------
the proceeds received by any Loan Party from any offering or placement of any equity securities of the Borrower after the Closing Date, net of reasonable and customary expenses in connection with such offering or placement.

               Base Rate shall mean the greater of (i) the interest rate per
               ---------
annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective
Rate plus 1/2% per annum.

               Base Rate Option shall mean the option of the Borrower to have
               ----------------
Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(i).

               Benefit Arrangement shall mean at any time an "employee benefit
               -------------------
plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

               Borrower shall mean Suburban Lodges of America, Inc., a
               --------
corporation organized and existing under the laws of the State of Georgia.

               Borrowing Base shall be determined based on the most recent
               --------------
certificate of the Borrower delivered pursuant to Section 3.1, 3.2, 7.2 or
8.3.3 and shall mean the sum of (i) the Stabilized Collateral Pool Borrowing Base, (ii) the Pre-Stabilized Collateral Pool Borrowing Base and (iii) the Cash Collateral Borrowing Base.

               Borrowing Date shall mean, with respect to any Loan, the date
               --------------
for the making thereof or the renewal or conversion thereof to the same or a different Interest Rate Option, which shall be a Business Day.

               Borrowing Tranche shall mean specified portions of Loans
               -----------------
outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

               Business Day shall mean any day other than a Saturday or Sunday
               ------------
or a legal holiday on which commercial banks are authorized or required to be closed for business in Louisville, Kentucky and if the applicable
Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

               Cash Collateral Borrowing Base shall mean the amount of cash
               ------------------------------
or cash equivalents of the Borrower invested in PNC's TempCash Fund, variable rate demand notes backed by PNC letters of credit or such other securities acceptable from time to time to the Required Banks and as to which the Agent on behalf of the Banks has a first priority lien pursuant to the Pledge Agreement (Cash Collateral) and Notification and Control Agreement.

               Certain Floating Rate Debt shall mean any outstanding
               -------------------------
Consolidated Debt which bears interest at a rate which is subject to periodic adjustment (either automatically or by reference to a fluctuating base or market rate or at the option of the lender) at any time which is not hedged to a maximum all-in rate of 9%.

               Closing Date shall mean December 15, 1997.
               ------------

               Co-Agents shall mean AmSouth Bank of Alabama, SunTrust Bank,
               ---------
Atlanta and their respective successors.

               Collateral shall mean the Pledged Collateral, the Real Estate
               ----------
Collateral, the UCC Collateral and all other property of the Borrower on which liens and security interests have been granted to the Agent for the benefit of the Banks to secure the Loans.

               Collateral Assignment shall mean the Collateral Assignment of
               ---------------------
Franchise Agreements in substantially the form of Exhibit 1.1(C) executed and
                                                  -------------

delivered by the Borrower to the Agent for the benefit of the Banks, as the same may be supplemented or amended from time to time in accordance herewith and therewith.

               Collateral Pool shall mean, at any time, the Properties
               ---------------
which the Borrower has proposed as the Collateral Pool Properties and have been included pursuant to Section 3.1 and which have not been released pursuant to Section 3.2. The Collateral Pool Properties shall be set forth on Schedule 1.1(C), as amended, restated, modified or otherwise supplemented from time to time in accordance herewith.

               Collateral Pool Debt Service shall mean, as of any date of
               ----------------------------
determination, the annual amount, assuming equal monthly payments, required to amortize fully over a 20-year period the sum of the Revolving Facility Usage minus the Cash Collateral Borrowing Base at an assumed interest rate of 1.75% above the "weekly average yield" on U.S. Treasury Securities adjusted to a constant maturity of 10 years, as published in H.15(519) Federal
Reserve Statistical Release (the "Release") seven (7) Business Days prior
                                  -------
to the date of determination; provided, however, if the Release is no
                              --------
longer published, a reasonably equivalent substitute therefor, as selected by the Agent in its discretion, shall be utilized and provided,
                                                               --------
further, if the Release is not published seven (7) Business Days prior to the date of determination, then the Release published on the most recent prior date thereto shall be used.

               Collateral Pool Debt Service Coverage Ratio shall mean the
               -------------------------------------------
ratio of Net Operating Income to Collateral Pool Debt Service.

               Collateral Pool Leverage Ratio shall mean the ratio of (i)
               ------------------------------
Revolving Facility Usage minus the Cash Collateral Borrowing Base to (ii) the aggregate As-Is Value for each Collateral Pool Property.

               Collateral Pool Property shall mean an income-producing real
               ------------------------
estate property which is included in the Collateral Pool, and Collateral
                                                              ----------
Pool Properties shall mean more than one Collateral Pool Property.
---------------

               Collateral Pool Value shall mean the aggregate of the As-Is
               ---------------------
Value for each Collateral Pool Property. For purposes of determining Collateral Pool Value, the Appraisal with respect to a Collateral Pool Property may be the Appraisal performed for the inclusion of the Property in the Collateral Pool or an Appraisal requested by the Borrower or the Agent and received and accepted by the Agent, whichever is most recent.

               Commercial Letter of Credit shall mean any Letter of Credit
               ---------------------------
which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

               Commitment Fee shall have the meaning assigned to that term in
               --------------
Section 2.3.

               Consolidated Debt shall mean all Indebtedness of the Borrower
               -----------------
and its consolidated Subsidiaries.

               Consolidated Debt Service shall mean for any period of
               -------------------------
determination the sum of scheduled principal installments on Indebtedness (as adjusted for prepayments and excluding the principal payment due under this Agreement on the Expiration Date), plus interest incurred (both capitalized and expensed, but excluding capitalized interest financed by an interest reserve funded by Indebtedness), in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP, plus 100% of any interest incurred (both capitalized and
           ----
expensed) with respect to any obligation for which the Borrower is liable, in whole or in part, under a Guaranty or similar obligation of an unconsolidated Affiliate.

               Consolidated EBITDA for any period of determination shall mean
               -------------------
(i) the sum of net income, depreciation, amortization, other noncash charges to net income, interest expense and income tax expense minus (ii) noncash credits to net income and any gains (and plus any losses) from extraordinary items and assets sales, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

               Consolidated Tangible Net Worth shall mean as of any date
               -------------------------------
of determination total stockholders' equity less intangible assets of the Borrower and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

               Construction Project shall have the meaning assigned to that
               --------------------
term in Section 3.4.8.

               Debt Service Coverage Ratio shall mean the ratio of
               ---------------------------
Consolidated EBITDA to Consolidated Debt Service.

               Delinquent Bank shall have the meaning assigned to that term in
               ---------------
Section 2.4.

               Dollar, Dollars, U.S. Dollars and the symbol $ shall mean
               -----------------------------                -
lawful money of the United States of America.

               Environmental Complaint shall mean any written complaint
               -----------------------
setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of or issued pursuant to any of the Environmental Laws or any Environmental Conditions, as the case may be.

               Environmental Conditions shall mean any conditions of the
               ------------------------
environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential

drinking water supply sources, substrata or the ambient air, relating to, arising out of or caused by the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, the Property.

               Environmental Laws shall mean all federal, state, local and
               ------------------
foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments or consent decrees issued, or entered into, pursuant thereto relating to pollution or protection of human health or the environment or employee safety in the workplace.

               ERISA shall mean the Employee Retirement Income Security Act
               -----
of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

               ERISA Group shall mean, at any time, the Borrower and all
               -----------
members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under
Section 414 of the Internal Revenue Code.

               Euro-Rate shall mean, with respect to the Loans comprising any
               ---------
Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100 of 1% per annum)
(i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for U.S. Dollars set forth on Telerate page 3750 or such other display on the Telerate system as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor or, if the British
Bankers' Association or its successor ceases to provide such quotes, a comparable replacement as determined by the Agent) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                 Telerate page 3750 quoted by British
     Euro-Rate = Banker's Association or appropriate successor
                 ---------------------------------------------
                 1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice

to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

               Euro-Rate Option shall mean the option of the Borrower to
               ----------------
have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(ii).

               Euro-Rate Reserve Percentage shall mean the maximum
               ----------------------------
percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

               Event of Default shall mean any of the Events of Default
               ----------------
described in Section 9.1.

               Expiration Date shall mean, with respect to the Revolving
               ---------------
Credit Commitment, December 14, 2000.

               Federal Funds Effective Rate for any day shall mean the rate
               ----------------------------
per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day of which such rate was announced.

               Financial Projections shall have the meaning assigned to that
               ---------------------
term in Section 6.1.9(ii).

               Funded Debt shall mean all obligations (including letters of
               -----------
credit) of the Borrower and its consolidated Subsidiaries payable more than one (1) year from the date of the creation thereof, which under GAAP are shown on the balance sheet as liabilities (including current portions thereof).

               GAAP shall mean generally accepted accounting principles as are
               ----
in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

               Governmental Acts shall have the meaning assigned to that term
               -----------------
in Section 2.9.7.

               Guarantor shall mean each of the parties to this Agreement
               ---------
which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 11.18.

               Guaranty of any Person shall mean any obligation of such
               --------
Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

               Guaranty Agreement shall mean the Guaranty and Suretyship
               ------------------
Agreement in substantially the form of Exhibit 1.1(G) executed and delivered
                                       -------------
by each Guarantor to the Agent for the benefit of the Banks, as the same may be supplemented or amended from time to time in accordance herewith and therewith.

               Guest Leases shall mean agreements entered into in the
               ------------
ordinary course of business between a Loan Party and a third-party guest for extended-stay lodging accommodations.

               Historical Statements shall have the meaning assigned to that
               ---------------------
term in Section 6.1.9(i).

               Indebtedness shall mean, as to any Person at any time, any and
               ------------
all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device,
(iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or similar evidence of indebtedness), or (v) any Guaranty of Indebtedness for borrowed money.

               Ineligible Security shall mean any security which may not be
               -------------------
underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

               Insolvency Proceeding shall mean, with respect to any Person,
               ---------------------
(a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official of any Loan Party) or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

               Intercompany Subordination Agreement shall mean a Subordination
               ------------------------------------
Agreement among the Loan Parties in the form attached hereto as Exhibit 1.1(I),
                                                                --------------
as the same may be supplemented or amended from time to time in accordance herewith and therewith.

               Interest Payment Date shall mean each date specified for the
               ---------------------
payment of interest in Section 5.3.

               Interest Period shall have the meaning assigned to such term in
               ---------------
Section 4.2.

               Interest Rate Option shall mean any Euro-Rate Option or Base
               --------------------
Rate Option.

               Interim Statements shall have the meaning assigned to that term
               ------------------
in Section 6.1.9(i).

               Internal Revenue Code shall mean the Internal Revenue Code of
               ---------------------
1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

               Joinder shall mean a joinder by a Person as a Guarantor, a
               -------
Company and a Grantor, as the case may be, under this Agreement, the Guaranty Agreement, the Intercompany Subordination Agreement, the Security
Agreement and the other Loan Documents in the form of Exhibit 1.1(J).
                                                      --------------

               Labor Contracts shall mean all employment agreements, employment
               ---------------
contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

               Land shall mean all unimproved real estate which any Loan
               ----
Party, directly or indirectly, owns or leases.

               Law shall mean any law (including common law), constitution,
               ---
statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

               Letter of Credit shall have the meaning assigned to that term in
               ----------------
Section 2.9.1.

               Letter of Credit Borrowing shall mean an extension of credit
               --------------------------
resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Revolving Credit Loan under Section 2.9.3.2.

               Letter of Credit Fee shall have the meaning assigned to that
               --------------------
term in Section 2.9.2.

               Letter of Credit Outstandings shall mean at any time the sum of
               -----------------------------
(i) the aggregate undrawn face amount of outstanding Letters of Credit, (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations and (iii) the aggregate amount of all unpaid and outstanding Letter of Credit Borrowings.

               Lien shall mean any mortgage, deed of trust, pledge, lien,
               ----
security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

               Loan Documents shall mean this Agreement, the Agent's Letter,
               --------------
the Revolving Credit Notes, the Real Estate Collateral Documents, the Guaranty Agreement, the Intercompany Subordination Agreement, the Pledge Agreements, the Notification and Control Agreement, the Collateral Assignment and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

               Loan Parties shall mean the Borrower and the Guarantors.
               ------------

               Loan Request shall mean a request for Revolving Credit Loans
               ------------
made in accordance with Section 2.5 or a request to select, convert to or renew a Euro-Rate Option in accordance with Section 4.2.


               Loans or Revolving Credit Loans shall mean collectively, and
               -----    ----------------------
Loan or Revolving Credit Loan shall mean separately, all revolving credit loans or any revolving credit loan made by the Banks or one of the Banks to the Borrower pursuant to Section 2.1 hereof.

               Major Agreements shall mean, at any time, (a) each Tenant
               ----------------
Lease, (b) each cross-easement, restriction or similar agreement encumbering or affecting a Collateral Pool Property and any adjoining property, (c) each management agreement with respect to a Collateral Pool Property, (d) each ground lease affecting a Collateral Pool Property, and (e) any other agreement, contract, indenture or other document or instrument material to the operation, management and/or maintenance of a Collateral Pool Property or to the security afforded thereby; provided that any lease for
                                              --------
laundry facilities that is terminable by the Loan Party which is a party thereto upon no more than thirty (30) days' notice shall not be included as a Major Agreement.

               Market Capitalization shall mean, as of any date of determin-
               ---------------------
ation, the product of the number of issued and outstanding shares of common stock of the Borrower and the market price per share.

               Market Value shall mean Funded Debt plus Market Capitalization.
               ------------

               Material Adverse Change shall mean any set of circumstances or
               -----------------------
events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan
Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform their Indebtedness, or
(d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

               Modified Base Rate shall have the meaning assigned to that
               ------------------
term in Section 4.3.2.

               Month, with respect to an Interest Period under the Euro-Rate
               -----
Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

               Multiemployer Plan shall mean any employee benefit plan which is
               ------------------
a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                Multiple Employer Plan shall mean a Plan which has two or more
                ----------------------
contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

               Net Operating Income shall mean, as of any date of determina-
               --------------------
tion, the sum of the net operating income for each Collateral Pool Property determined in accordance with GAAP for the prior twelve (12) months (or, for Collateral Pool Properties open less than eighteen (18) full months, the annualized net operating income for such properties based upon the most recent six (6) months, as adjusted to include any expenses normally included in determining annual net operating income but not incurred in the most recent six (6) months minus a capital reserve requirement in an amount equal to three percent (3%) of the gross revenues for each Collateral Pool Property and a management fee in an amount equal to three percent (3%) of the gross revenues for each Collateral Pool Property.

               Nondisturbance Agreement shall have the meaning assigned to
               ------------------------
that term in Section 3.4.6.

               Notes or Revolving Credit Notes shall mean collectively, and
               -----    ----------------------
Note or Revolving Credit Note shall mean separately, all the revolving
----    ---------------------
credit notes of the Borrower in the form of Exhibit 1.1(N)(1) evidencing the
                                            -----------------
Revolving Credit Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

               Notices shall have the meaning assigned to that term in
               -------
Section 11.6.

               Notification and Control Agreement shall mean the Notification
               ----------------------------------
and Control Agreement or Agreements (Trust, Custody or Brokerage Accounts) in substantially the form of Exhibit (N)(2) executed and delivered from time to time by the Borrower, the Custodian (as defined therein) and the Agent on behalf of the Banks, as the same may be supplemented or amended from time to time in accordance herewith and therewith.

               Obligation shall mean any obligation or liability of any of the
               ----------
Loan Parties to the Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Revolving Credit Notes, the Letters of Credit or any other Loan Document.

               Official Body shall mean any national, federal, state, local
               -------------
or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

               Participation Advance shall mean, with respect to any Bank,
               ---------------------
such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.9.3.

               Partnership Interests shall have the meaning given to such
               ---------------------
term in Section 6.1.3.

               PBGC shall mean the Pension Benefit Guaranty Corporation
               ----
established pursuant to Subtitle A of Title IV of ERISA or any successor.

               Permitted Investments shall mean:
               ---------------------

                    (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

                    (ii) commercial paper maturing in 180 days or less rated not lower than A- 1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. on the date of acquisition; and

                    (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's Corporation on the date of acquisition.

               Permitted Liens shall mean:
               ---------------

                    (i) Liens for taxes, assessments or similar charges incurred in the ordinary course of business and which are not yet due and payable;

                    (ii) Pledges or deposits made in the ordinary course of business to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old-age pensions or other social security programs;

                    (iii) Liens of mechanics, materialmen, warehousemen or carriers, or other like Liens securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                     (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                     (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                     (vi) Liens, security interests and mortgages in favor of the Agent for the benefit of the Banks;

                     (vii) Liens on property of any Loan Party or Subsidiary of any Loan Party permitted in Section 8.2.1(ii) securing Indebtedness permitted under such section;

                     (viii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted, so long as levy and execution thereon have been stayed and continue to be stayed, or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

               (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

                (3) Claims or Liens of mechanics, materialmen, warehousemen or carriers, or other statutory nonconsensual Liens.

               Person shall mean any individual, corporation, partnership,
               ------
association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

               Plan shall mean at any time an employee pension benefit plan
               ----
(including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA
Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA
Group for employees of any entity which was at such time a member of the ERISA Group.

               Pledge Agreement shall mean the Pledge Agreement in substan-
               ----------------
tially the form of Exhibit 1.1(P)(1) executed and delivered by the Borrower
                   -----------------
to the Agent for the benefit of the Banks, as the same may be supplemented or amended from time to time in accordance herewith and therewith.

               Pledge Agreement (Cash Collateral) shall mean the Pledge
               ----------------------------------
Agreement (Stock, Bonds and Commercial Paper) in substantially the form of
Exhibit 1.1(P)(2) executed and delivered by the Borrower in favor of the Agent
-----------------
on behalf of the Banks, as the same may be amended or supplemented from time to time in accordance herewith and therewith.

               Pledge Agreements shall mean, collectively, the Pledge Agree-
               -----------------
ment and Pledge Agreement (Cash Collateral).

               Pledged Collateral shall mean the property of the Borrower in
               ------------------
which security interests are to be granted under the Pledge Agreement.

               PNC shall mean PNC Bank, Kentucky, Inc., its successors and
               ---
assigns.
               Potential Default shall mean any event or condition which with
               -----------------
notice, passage of time or a determination by the Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

               Pre-Stabilized Collateral Pool Borrowing Base shall mean the
               ---------------------------------------------
lesser of (i) 35% multiplied by the aggregate book value of the Pre-Stabilized Collateral Pool Properties and (ii) 30% multiplied by the aggregate As-Is Value of the Pre-Stabilized Collateral Pool Properties.

               Pre-Stabilized Collateral Pool Properties shall mean those
               -----------------------------------------
Collateral Pool Properties which have not been designated as Stabilized Collateral Pool Properties by the Borrower and as to which a certificate of occupancy has not been issued for more than twelve (12) months.

               Principal Office shall mean the main banking office of the
               ----------------
Agent in Louisville, Kentucky.

               Prior Security Interest shall mean a valid and enforceable
               -----------------------
perfected first-priority security interest under the Uniform Commercial Code in the UCC Collateral and the Pledged Collateral which is subject only to Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute or Purchase Money Security
Interests as permitted hereunder.

               Prohibited Transaction shall mean any prohibited transaction
               ----------------------
as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

               Property shall mean all real property, both owned and leased,
               --------
of any the Borrower or Subsidiary of the Borrower.

               Property Release shall have the meaning assigned to that term
               ----------------
in Section 3.2.

               Purchase Money Security Interest shall mean Liens upon tangible
               --------------------------------
personal property securing loans to the Borrower or any Subsidiary of the Borrower or deferred payments by the Borrower or any Subsidiary of the Borrower for the purchase of such tangible personal property.

               Purchasing Bank shall mean a Bank which becomes a party to
               ---------------
this Agreement by executing an Assignment and Assumption Agreement.

               Ratable Share shall mean the proportion that a Bank's
               -------------
Commitment bears to the Commitments of all of the Banks.

               Real Estate Collateral shall mean one or more Properties owned
               ----------------------
by a Loan Party which shall be encumbered by the Real Estate Collateral
Documents.

               Real Estate Collateral Documents shall mean mortgages or
               --------------------------------
deeds of trust and assignments of leases, rents, other income and contracts, indemnity agreements and the other collateral documents listed on Schedule
                                                                  --------
1.1(R) hereto, each in substantially the form set forth in Exhibit 1.1(R)
-----                                                      --------------
hereto, and such other collateral documents as the Agent may request, all in form and substance satisfactory in all respects to the Agent with respect to the Real Estate Collateral, executed and delivered by a Loan Party to the Agent for the benefit of the Banks, as any of the same may be supplemented or amended from time to time in accordance herewith and therewith.

               Regulated Substances shall mean any substance, including any
               --------------------
solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, byproducts, coproducts, impurities, dust, scrap, heavy metals, any substance defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste,"
"residual waste," "solid waste," "municipal waste," "mixed waste,"
"infectious waste," "chemotherapeutic waste," "medical waste," "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation,

manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

               Regulation U shall mean Regulation U, T, G or X as promulgated
               ------------
by the Board of Governors of the Federal Reserve System, as amended from time to time.

               Reimbursement Obligation shall have the meaning assigned to
               ------------------------
such term in Section 2.9.3.2.

               Reportable Event means a reportable event described in Section
               ----------------
4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

               Requested Increase shall have the meaning assigned to such
               ------------------
term in Section 2.10.1.

               Required Advance shall have the meaning assigned to such term
               ----------------
in Section 2.2.

               Required Banks shall mean
               -------------

                     (i) if there are no Loans, Reimbursement Obligations or Letter of Credit Borrowings outstanding, Banks whose Revolving Credit Commitments aggregate at least 60% of the Revolving Credit Commitments of all of the Banks, or

                     (ii) if there are Loans, Reimbursement Obligations, or Letter of Credit Borrowings outstanding, any Bank or group of Banks if the sum of the Loans, Reimbursement Obligations and Letter of Credit Borrowings of such Banks then outstanding aggregates at least 60% of the total principal amount of all of the Loans , Reimbursement Obligations and Letter of Credit Borrowings then outstanding. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Agent and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

               Revolving Credit Commitment or Commitment shall mean, as to
               ---------------------------    ----------
any Bank at any time, the amount initially set forth opposite its name on
Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving
--------------
Credit Loans" and, thereafter, on Schedule I to the most recent Assignment and Assumption Agreement, and Revolving Credit Commitments or Commitments
                              ----------------------------    -----------
shall mean the aggregate Revolving Credit Commitments of all of the Banks.

               Revolving Facility Usage shall mean at any time the sum of the
               ------------------------
Revolving Credit Loans outstanding and the Letter of Credit Outstandings.

               Section 20 Subsidiary shall mean the Subsidiary of the bank
               ---------------------
holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

               Security Agreement shall mean the Security Agreement in
               ------------------
substantially the form of Exhibit 1.1(S) executed and delivered by each of the Loan Parties to the Agent for the benefit of the Banks, as the same may be supplemented or amended from time to time in accordance herewith and therewith.

               Shares shall have the meaning assigned to that term in Section
               ------
6.1.2.

               Stabilized Collateral Pool Borrowing Base shall mean Stabilized
               -----------------------------------------
Collateral Pool NOI multiplied by 4.25.

                Stabilized Collateral Pool NOI shall mean, as of any date of
                ------------------------------
determination, the sum of the net operating income for each Stabilized Collateral Pool Property determined in accordance with GAAP for the prior twelve (12) months (or, for properties open less than eighteen (18) full months, the annualized net operating income for such properties based upon the most recent six (6) months, as adjusted to include any expenses normally included in determining annual net operating income but not incurred in the most recent 6 months).

               Stabilized Collateral Pool Properties shall mean all Collateral
               -------------------------------------
Pool Properties which have been designated as Stabilized Collateral Pool Properties by the Borrower.

                Standby Letter of Credit shall mean a Letter of Credit issued
                ------------------------
to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business.

               Subsidiary of any Person at any time shall mean (i) any
               ----------
corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) are at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, or any partnership of which such Person is a general partner or of which 50% or more of the partnership interests are at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, or (ii) any corporation, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

               Subsidiary Shares shall have the meaning assigned to that term
               -----------------
in Section 6.1.3.

                Tenant Lease shall mean any tenant lease of a Collateral Pool
                ------------
Property other than any Guest Lease or any lease for laundry facilities that is terminable by the Loan Party which is a party thereto upon no more than thirty (30) days' notice.

               Transferor Bank shall mean the selling Bank pursuant to an
               ---------------
Assignment and Assumption Agreement.

               UCC Collateral shall mean the personal property of the Loan
               --------------
Parties in which security interests are granted to the Banks under the Security Agreement and the Real Estate Collateral Documents.

               Uniform Commercial Code shall have the meaning assigned to that
               -----------------------
term in Section 6.1.16.

          1.2  Construction.
               ------------

          Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

               1.2.1   Number; Inclusion.
                       -----------------

               References to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

               1.2.2   Determination.
                       -------------
               References to "determination" of or by the Agent or the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations), and such determination shall be conclusive absent manifest error;

               1.2.3   Agent's Discretion and Consent.
                       ------------------------------

               Whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent, such right shall be exercised in good faith;

               1.2.4   Documents Taken as a Whole.
                       --------------------------

               The words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

               1.2.5   Headings.
                       --------

               The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any) preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

               1.2.6  Implied References to This Agreement.
                      ------------------------------------

               Article, section, subsection, clause, schedule and exhibit references are to this Agreement or such other Loan Document, as the case may be, unless otherwise specified;

               1.2.7  Persons.
                      -------

               Reference to any Person includes such Person's successors and assigns, but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

               1.2.8  Modifications to Documents.
                      --------------------------

               Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

               1.2.9  From, To and Through.
                      --------------------

               Relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

               1.2.10 Shall; Will.
                      -----------

               References to "shall" and "will" are intended to have the same meaning.

               1.3  Accounting Principles.
                    ---------------------

               Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolida-tion where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all
                                             --------  -------
accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in
Section 8.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 6.1.9(i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Sections 3.4 and 8.2 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time.


                     2.  REVOLVING CREDIT FACILITY
                         -------------------------

               2.1  Revolving Credit Commitments.
                    ----------------------------

               Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrower in proportion to such Bank's Ratable Share at any time or from time to time on or after the date hereof to the Expiration Date, provided that after giving effect to such Revolving Credit Loans, (i) the aggregate principal amount of each Bank's Revolving Credit Loans outstanding hereunder shall not exceed at any one time such Bank's Revolving Credit Commitment minus such Bank's Ratable Share of the Letter of Credit Outstandings, and (ii) the
Revolving Facility Usage hereunder shall not exceed the Borrowing Base. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

               2.2  Nature of Banks' Obligations With Respect to Revolving
                    ------------------------------------------------------
Credit Loans.
------------

               Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 in accordance with its Ratable Share (a "Required Advance"). The aggregate of each Bank's Revolving
                  ----------------
Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Letter of Credit Outstandings. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party, nor shall any other party be liable for the failure of such Bank

to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date or after acceleration.

               2.3  Commitment Fees.
                    ---------------

               Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, as considera-tion for such Bank's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to 1/8% per annum from the
                     --------------
Closing Date through June 14, 1998 and 1/4% per annum after June 15, 1998
(in each case computed on the basis of a year of 360 days and actual days elapsed) on the average daily difference between the amount of such Bank's Revolving Credit Commitment as the same may be constituted from time to time and the Revolving Facility Usage. Notwithstanding the foregoing, no Commitment Fee with respect to Revolving Credit Commitments in excess of $50,000,000 in the aggregate shall be due and payable until the earlier to occur of (a) one (1) year from the Closing Date or (b) the Revolving Facility Usage exceeds $50,000,000. All Commitment Fees shall be payable in arrears on the first Business Day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Notes.

               2.4  Delinquent Bank.
                    ---------------

               No Bank that has failed to make any Required Advance or other payment due from such Bank to the Agent in accordance with the provisions of this Agreement within three (3) Business Days after receiving notice that such Required Advance or other payment is due (a "Delinquent Bank") shall
                                                  ---------------
be entitled to (a) its Ratable Share of any payment received by the Agent until all Obligations owed to the nondelinquent Banks have been satisfied in full; (b) the proceeds of any Collateral until all Obligations owed to the nondelinquent Banks have been satisfied in full; or (c) give or deny any approval or consent to be given by the Banks hereunder, and such Delinquent Bank's Revolving Credit Commitment shall be deducted from the aggregate amount of the Loan for purposes of determining whether the Banks' or the Required Banks' approval or consent has been obtained.
Upon the cure by any Delinquent Bank of all defaults which it may have committed under this Agreement, such Bank shall no longer be deemed a Delinquent Bank, except that such Bank shall not be entitled, at any time thereafter, to vote its Revolving Credit Commitment with respect to any matter requiring the approval or consent of the Required Banks, unless the Required Banks otherwise agree.

               2.5  Revolving Credit Loan Requests.
                    ------------------------------

               Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2, by delivering to the Agent, not later than 10:00 a.m., Louisville time, (i) three (3)
Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any


Revolving Credit Loans, and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Revolving Credit Loan, a duly completed request therefor substantially in the form of Exhibit 2.5 or a request by telephone
                             -----------
immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Agent may
               ------------
rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Revolving Credit Loan Request shall be irrevocable and shall specify
(i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans comprising each Borrowing Tranche, which shall be in integral multiples of $100,000 and not less than $2,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $100,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Revolving Credit Loans comprising the Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the proposed Revolving Credit Loans comprising such Borrowing Tranche.

               2.6  Making Revolving Credit Loans.
                    -----------------------------

               The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5, notify the Banks of its receipt of such Loan Request, specifying or containing: (i) the proposed Borrowing Date and the time and method of disbursement of such Revolving Credit Loans; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); (iii) the apportionment among the Banks of the Revolving Credit Loans as determined by the Agent in accordance with
Section 2.2 [Nature of Banks' Obligations]; and (iv) calculations in sufficient detail to demonstrate compliance with the covenant with respect to the Borrowing Base contained in Section 3.4.9.  Each Bank shall remit the principal amount of each Revolving Credit Loan to the
Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose, fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Louisville time, on the Borrowing Date, provided that if any Bank fails to remit
                             --------
such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on the Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 10.16 [Availability of Funds].

               2.7  Revolving Credit Notes.
                    ----------------------

               The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank.

               2.8  Use of Proceeds.
                    ---------------

               The proceeds of the Revolving Credit Loans shall be used for general corporate purposes, including without limitation the acquisition, construction and renovation of extended-stay lodging facilities and related equity investments.

               2.9  Letter of Credit Subfacility.
                    ----------------------------

                    2.9.1  Issuance of Letters of Credit.
                           -----------------------------

                    Borrower may request the issuance of a letter of credit (each a "Letter of Credit") on behalf of itself or another Loan Party by
         ----------------
delivering to the Agent a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than 10:00 a.m., Louisville time, at least five (5) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be either a Standby Letter of Credit or a Commercial Letter of Credit. Subject to
the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.9, the Agent will issue a Letter of Credit, provided that each Letter of Credit shall (A) have a maximum
           --------
maturity of twelve (12) months from the date of issuance and (B) in no event expire later than one (1) Business Day prior to the Expiration Date and provided that in no event shall (i) the Letter of Credit Outstandings
    --------
exceed, at any one time, $10,000,000 or (ii) the Revolving Facility Usage exceed, at any one time, the lesser of (a) the Revolving Credit
Commitments or (b) the Borrowing Base.

                    2.9.2  Letter of Credit Fees.
                           ---------------------

                    The Borrower shall pay (i) to the Agent for the ratable account of the Banks a fee (the "Letter of Credit Fee") equal to the Applicable Margin for Loans accruing interest under the Euro-Rate Option per annum (computed on the basis of a year of 360 days and actual days elapsed), and (ii) to the Agent for its own account a fronting fee equal to 1/8% per annum (computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letter of Credit Outstandings and shall be payable quarterly in arrears commencing with the first Business Day of each calendar quarter following issuance of each Letter of Credit and on the Expiration Date. The Borrower shall also pay to the Agent for the Agent's sole account the Agent's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification
(if any), assignment or transfer (if any), negotiation and administration of Letters of Credit.

                    2.9.3  Disbursements, Reimbursement.
                           ----------------------------

                           2.9.3.1  Immediately upon the issuance of each
Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                           2.9.3.2  In the event of any request for a drawing
under a Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify the Borrower. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "Reimbursement Obligation") the Agent prior to 12:00 noon, Louisville time on each date that an amount is paid by the Agent under any Letter of Credit (each such date, an "Drawing Date") in an amount equal to the amount so paid by the Agent. In the event the Borrower fails to reimburse the Agent for the full amount of any drawing under any Letter of Credit by 12:00 noon, Louisville time, on the Drawing
Date, the Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Banks under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Additional Loan] other than any notice requirements. Any notice given by the Agent pursuant to this
Section 2.9.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                           2.9.3.3  Each Bank shall upon any notice pursuant
to Section 2.9.3.2 make available to the Agent an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Banks shall (subject to Section 2.9.3.4) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Bank so notified fails to make available to the Agent for the account of the Agent the amount of such Bank's
Ratable Share of such amount by no later than 2:00 p.m., Louisville time on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal
Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this Section 2.9.3.3.

                           2.9.3.4  With respect to any unreimbursed drawing
that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.2, because of the Borrower's failure to satisfy the conditions set forth in
Section 7.2 [Each Additional Loan] other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Agent a Letter of Credit Borrowing in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Bank's payment to the Agent pursuant to Section 2.9.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit
Borrowing and shall constitute a Participation Advance from such Bank in satisfaction of its participation obligation under this Section 2.9.3.

                    2.9.4  Documentation.
                           -------------

                    Each Loan Party agrees to be bound by the terms of the Agent's application and agreement for Letters of Credit and the Agent's written regulations and customary practices relating to Letters of Credit, though such interpretation may be different from such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

                    2.9.5  Determinations to Honor Drawing Requests.
                           ----------------------------------------

                    In determining whether to honor any request for a drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

                    2.9.6  Nature of Participation and Reimbursement
                           Obligations.
                           -----------------------------------------

                    Each Bank's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this
Section 2.9 under all circumstances, including the following circumstances:

                           (i)  any set-off, counterclaim, recoupment, defense
or other right which such bank may have against the Agent, the Borrower or any other Person for any reason whatsoever;

                           (ii) the failure of any Loan Party or any other
Person to comply with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests], 2.6 [Making Revolving Credit Loans] or 7.2 [Each Additional Loan] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Revolving Credit Loan under Section 2.9.3;

                           (iii)  any lack of validity or enforceability of any
Letter of Credit;

                           (iv)   the existence of any claim, set-off, defense
or other right which any Loan Party or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

                           (v)  any draft, demand, certificate or other document
presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (vi)  payment by the Agent under any Letter of Credit
against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                           (vii) any adverse change in the business, operations,
properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

                           (viii) any breach of this Agreement or any other Loan
Document by any party thereto;

                           (ix)  any other circumstance or happening whatsoever,
whether or not similar to any of the foregoing;

                           (x)  the fact that an Event of Default or a Potential
Default shall have occurred and be continuing;

                           (xi)  the Expiration Date shall have passed or this
Agreement or the Revolving Credit Commitments hereunder shall have been terminated; or

                           (xii)  the occurrence or continuance of an Insolvency
Proceeding with respect to any Loan Party.

                    2.9.7  Indemnity.
                           ---------

                    In addition to amounts payable as provided in Section
10.5 [Reimbursement of Agent by Borrower, Etc.], the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Agent as determined by a final judgment of a court of competent jurisdiction or, (B) subject to the following clause (ii), the wrongful dishonor by the Agent of a proper demand for payment made under any Letter of Credit or (ii) the failure of the Agent to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

                    2.9.8  Liability for Acts and Omissions.
                           --------------------------------

                    As between any Loan Party and the Agent, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or
(viii) any consequences arising from causes beyond the control of the Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder. Nothing in the preceding sentence shall relieve the Agent from liability for the Agent's gross negligence or willful misconduct in connection with actions or omissions described in clauses (i) through (viii) of such sentence.

                    In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Agent under any resulting liability to the Borrower.

              2.10  Increase in Commitments.
                    -----------------------

                    2.10.1  Existing Banks.
                            --------------

                    Subject to the limitations contained in Section 2.10.3, the Borrower, after the Closing Date, may make one (1) request for an increase in the Revolving Credit Commitments of the Banks by sending a notice thereof to all of the Banks and the Agent. Such notice shall specify the total amount of increase requested by the Borrower (the "Requested Increase")
                                                   ------------------
which amount shall be at least $25,000,000 and shall not exceed the amount permitted in Section 2.10.3 below.

                    2.10.2  New Banks.
                            ---------

                    Subject to the limitations contained in Section 2.10.3, the Agent upon receipt of a Requested Increase may request that a new bank or banks join this Agreement and provide a Revolving Credit Commitment hereunder. Unless the Borrower objects within ten (10) Business Days of notice from the Agent of a proposed new bank or banks, such bank or banks selected by the Agent shall join this Agreement pursuant to the procedures contained in Section 11.11.

                    2.10.3  Limitations on Increases.
                            ------------------------

                    Borrower may not request an increase in the Revolving Credit Commitments and the Revolving Credit Commitments shall not be increased pursuant to Section 2.10.1 or 2.10.2 if (i) there exists an Event of Default or Potential Default on the date of such request or on the effective date of such increase; or (ii) after giving effect to the proposed increase in Revolving Credit Commitments, the Revolving Credit Commitments shall exceed $150,000,000. In no event shall any Bank have any obligation to increase its Revolving Credit Commitment as a result of any request by the Borrower for an increase pursuant to Section 2.10.1

               2.11 Reduction of Commitments.
                    ------------------------

                    The Borrower shall have the right, upon not less than five
(5) Business Days' prior written notice to the Agent, to permanently reduce, at any one time, in a principal amount of not less than $10,000,000 (so long as after giving effect to such reduction, the Revolving Credit Commitments are not less than $25,000,000 in the aggregate) or, at any time, terminate the Revolving Credit Commitments without penalty or premium, except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by (a) the payment in full of any Commitment Fee then accrued on the amount of such reduction or termination and (b) prepayment of the Revolving Credit Notes, together with the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.6 hereof), to the extent that the aggregate amount thereof then outstanding exceeds the Revolving Credit Commitments as so reduced or terminated. From the effective date of any such reduction or termination, the obligations of Borrower to pay the Commitment Fee pursuant to Section 2.3 shall correspondingly be reduced or cease.


                          3.  COLLATERAL POOL PROPERTIES
                              --------------------------

               3.1  Acceptance of Collateral Pool Properties.
                    ----------------------------------------

                    3.1.1  Acceptance Generally.
                           --------------------

                    Subject to compliance with the terms and conditions of
Section 7.1, the Banks have accepted the properties listed on Schedule 1.1(C)
                                                              ---------------
as of the Closing Date as Collateral Pool Properties. If the Borrower desires that the Banks accept an additional property as a Collateral Property, the Borrower shall so notify the Agent, and the Agent shall promptly notify each other Bank.  No such additional property will be evaluated by the
Banks as a potential Collateral Pool Property unless the Borrower delivers to the Agent in form and substance acceptable to the Agent the items set forth on Schedule 1.1(R).  If, after receipt and review of the
                   ---------------
items set forth on Schedule 1.1(R) (including without limitation a
                   ---------------
Compliance Certificate giving effect to the inclusion of the proposed property into the Collateral Pool), the Agent is prepared to proceed with acceptance of such property as a Collateral Pool Property, the Agent will so notify the Borrower, and the Agent will obtain an Appraisal of such property in order to determine the As-Is Value thereof. After approving such As-Is Value, the Agent will submit the foregoing documents and information and the As-Is Value to the Banks, for their consideration in deciding whether to accept or reject the property as a Collateral Pool Property. The acceptance by Banks which constitute the Required Banks will be required for a property to be accepted as a Collateral Pool
Property.  The decision of a Bank to accept a property as a Collateral
Pool Property shall be made in each Bank's sole discretion.  The Banks agree to make a decision with respect to such property within fifteen
(15) Business Days after the receipt of such documents and information and the As-Is Value, provided that the failure of any Bank to respond
                     --------
within such time period shall be deemed to constitute such Bank's acceptance of such property as a Collateral Pool Property. If the Banks agree to accept such property as a Collateral Pool Property, upon

execution and delivery of documents and completion of all other closing requirements imposed by the Agent (including without limitation provision of the documents or supplements thereto described on Schedule 1.1(R) and
                                                     ---------------
such other items or documents as may be appropriate under the circumstances, including updates and modifications of any documents previously delivered), such property shall become a Collateral Pool Property.

                    3.1.2  Collateral Pool Addition Fee.
                           ----------------------------

                    If more than twenty (20) properties are added to the Collateral Pool in any calendar year during the term hereof, the Borrower shall pay to each Bank a fee in the amount of $1,000 for each property in excess of twenty (20), provided that the aggregate amount of such fees paid
                       --------
to the Banks for each such property shall not exceed $9,000.

               3.2  Release of Collateral Pool Properties.
                    --------------------------------------

                    In connection with the sale to or refinancing by a third party of a Collateral Pool Property, from time to time the Borrower may request, upon not less than thirty (30) days' prior written notice to the Agent (and the Agent shall promptly send a copy thereof to each other Bank), that a Collateral Pool Property be released from the Liens created by the Real Estate Collateral Documents applicable thereto, which release ("Property Release") shall be delivered by the Agent if all of the
  ----------------
following conditions are satisfied as of the date of such Property
Release:

                    (a) no Event of Default or Potential Default has occurred and is then continuing or will occur after giving effect to such Property Release and the reduction in the Collateral Pool Value by reason of the release of such Collateral Pool Property;

                    (b) the Borrower shall have delivered to the Agent a Compliance Certificate reflecting the Borrowing Base and covenant compliance after giving effect to such Property Release;

                    (c) the Agent shall have determined that the outstanding principal balance of the Loans will not exceed the Borrowing Base after giving effect to such Property Release and any prepayment to be made and/or the acceptance of any property as additional or replacement Collateral Pool Property to be given concurrently with such Property Release; and

                    (d) the title insurance policy or policies issued in favor of the Agent shall, at the request of the Agent, be endorsed to reflect such release of Collateral, and the Borrower shall pay all costs and expenses reasonably incurred by or for the account of the Agent in connection with such Property Release.

               3.3  Borrowing Base Determinations.
                    -----------------------------

                    3.3.1  Appraisals.
                           ----------

                    The As-Is Value of a Collateral Pool Property or Properties shall be determined or redetermined, as applicable, under each of the following circumstances:

                          (i)  upon initial acceptance of a property as a
Collateral Pool Property, the Agent will determine the As-Is Value thereof;

                          (ii) from time to time a Collateral Pool Property
may be reappraised, at the Borrower's request, upon notice by the Borrower to Agent to reappraise a Collateral Pool Property, in which event Agent shall cause an Appraisal thereof to be made; and

                          (iii) at any time and from time to time upon five
(5) Business Days' prior written notice to the Borrower, the Agent may (and shall at the direction of the Required Banks) redetermine the As-Is Value of a Collateral Pool Property or Properties in any of the following circumstances:

                                (A)  if a material adverse change occurs with
respect to a Collateral Pool Property, including, without limitation, a material deterioration in the Net Operating Income of a Collateral Pool Property, a major casualty or condemnation or a material change in the market conditions affecting such Collateral Pool Property; or

                                 (B) if necessary in order to comply with any
Law applicable to any Bank.

Any As-Is Value so determined or redetermined shall be submitted by the Agent to the Borrower and to the Lenders. The Borrower shall pay the costs of any Appraisals.

                    3.3.2  Borrowing Base Value.
                           --------------------

                           In the event the As-Is Value of any Collateral
Pool Property is increased, such increase shall not become effective until the Borrower delivers to the Agent an endorsement, if necessary, to the Agent's title insurance policy increasing the amount thereof as related to such Collateral Pool Property by the adjustment to the Collateral Pool Value.

               3.4  Covenants Relating to the Collateral Pool and the
                    -------------------------------------------------
Collateral Pool Properties.
--------------------------

               The Borrower covenants and agrees that until payment in full of the Loans and interest thereon, satisfaction of all of the Borrower's other Obligations under the Loan Documents, expiration or termination of all Letters of Credit and termination of the Revolving Credit Commitments, the Borrower shall comply with the following covenants:

                    3.4.1  Minimum Collateral Pool Properties.
                           ----------------------------------

                    The Collateral Pool shall consist of at least three (3) Collateral Pool Properties.

                    3.4.2  Financial Covenants.
                           -------------------

                           3.4.2.1  Collateral Pool Debt Service Coverage Ratio.
                                   -------------------------------------------

                           The Collateral Pool Debt Service Coverage Ratio as of
the end of each fiscal quarter of the Borrower for the fiscal quarter then ending shall not be less than 2.25 to 1.00.

                           3.4.2.2  Collateral Pool Leverage Ratio.
                                   ------------------------------
                           The Collateral Pool Leverage Ratio shall not exceed
55%.

                    3.4.3  Extended-Stay Lodging Facilities.
                           --------------------------------

                    Each Collateral Pool Property shall be an extended-stay lodging facility (as determined by the Agent) located in the continental United States owned by the Borrower or another Loan Party which is a wholly owned Subsidiary of the Borrower and, without the prior written approval of the Required Banks, shall not contain more than 175 rooms.

                    3.4.4  Insurance.
                           ---------

                    The Borrower shall maintain or cause to be maintained insurance covering the Collateral Pool Properties in such amounts and covering such risks as is set forth in Schedule 3.4.4 or otherwise required from time to time pursuant to the Real Estate Collateral Documents.

                    3.4.5  Guest Leases; Tenant Leases; Major Agreements.
                           ---------------------------------------------

                    All Guest Leases with respect to the Collateral Pool Properties shall be on market terms and in substantial conformity with the Borrower's standard form of Guest Lease, which form (including revisions thereto) shall be submitted by the Borrower to the Agent for approval in writing, which approval shall not be unreasonably withheld. Unless otherwise consented to by the Agent in writing, all Tenant Leases with respect to the Collateral Pool Properties shall (i) be to third parties under market terms, (ii) provide for uses of such Collateral Pool Property that are consistent with first-class management thereof, and (iii) contain provisions regarding insurance, waiver of claims, damage and destruction, condemnation, notice to mortgagee and subordination and attornment and other material matters in substantial conformity with the standard form(s) of space lease utilized by the Borrower for each Collateral Pool Property, all of which standard forms (including revisions thereto) shall be submitted by the Borrower to the Agent for approval in writing, which approval shall not be unreasonably withheld. Upon request by the Agent,

the Borrower shall provide to the Agent a copy of each Tenant Lease, including all amendments, estoppel certificates and related documentation. In addition, promptly following the execution of any Major Agreement (or the termination or material modification thereof), Borrower shall provide a copy thereof to the Agent, and the Agent shall promptly provide a copy thereof to each other Bank. Upon the execution of any Major Agreement (or the termination or material modification thereof) not approved in writing by the Agent prior to such execution, the Agent may (and shall at the direction of Required Banks) redetermine the As-Is Value for the subject Collateral Pool Property; such reappraisal right shall be in addition to the rights to reappraise set forth in Section 3.3.1(ii).

                    3.4.6  Nondisturbance Agreements.
                           -------------------------

                    Borrower will obtain or cause to be obtained, prior to the Closing Date, from all tenants under current Tenant Leases an estoppel, subordination, nondisturbance and/or attornment agreement in a form approved by the Agent (each a "Nondisturbance Agreement"). If any Nondisturbance Agreement asserts a material claim or set-off right by the tenant, which is materially inconsistent with the rent roll for such Collateral Pool Property, or is delivered in a form materially different from the Nondisturbance Agreement, then, in any such circumstance, the Agent shall have the right to establish an appropriate reserve until the Agent determines that the circumstance leading to such reserve as aforesaid has been favorably resolved. The Borrower shall obtain, or cause to be obtained, from each tenant under a Tenant Lease entered into after the Closing Date, a Nondisturbance Agreement in a form approved by the Agent as a part of the approval of such Tenant Lease.

                    3.4.7  Management Agreements.
                           ---------------------

                    The Borrower or an Affiliate of the Borrower have entered into the management agreements identified on Schedule 3.4.7 with respect to
                                             --------------
the Collateral Pool Properties. The Borrower shall not enter into any other management agreement, or hereafter amend in any material manner or terminate, a management agreement with respect to any Collateral Pool Property, except upon thirty (30) days' prior written notice to and approval by the Agent, which approval shall not be unreasonably withheld.
The Borrower shall timely provide to the Agent a copy of any proposed management agreement, and the Agent shall promptly provide a copy thereof to each other Bank. Without limiting in any way the Agent's approval rights with respect thereto, each proposed management agreement shall include an absolute right of Borrower or its Affiliate to terminate such agreement upon thirty (30) days' notice to the property manager and shall provide for management fees, reimbursements or other payments to the property manager at levels not in excess of applicable market levels.

                    3.4.8  Major Construction.
                           ------------------
                    If the Borrower or any of its Affiliates intends to engage in any construction, remodeling or demolition project or series of related projects with respect to a Collateral Pool Property (each, a "Construction Project"), the aggregate cost of which will exceed ten
 --------------------
percent (10%) of the As-Is Value of such property, Borrower shall first notify the Agent, and such Construction Project shall be subject to the Required Banks' approval, which approval shall not be unreasonably withheld.

                     3.4.9  Borrowing Base.
                            --------------

                     The Borrower shall not at any time permit the Revolving Facility Usage to exceed the Borrowing Base.


                             4.   INTEREST RATES

               4.1  Interest Rate Options.
                    ---------------------

                    The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option and Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than four (4) Borrowing Tranches in the aggregate among all the Loans accruing interest at a Euro-Rate Option.
If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

                     4.1.1  Revolving Credit Interest Rate Options.
                            --------------------------------------

                     The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

                                (i)  Base Rate Option:  A fluctuating rate per
                                     ----------------
annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                                 (ii) Euro-Rate Option:  A rate per annum
                                      ----------------
(computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin. Additionally, the Borrower shall
              ----

have the option of having Revolving Credit Loans in an aggregate amount at any one time outstanding up to the lesser of (i) the Cash Collateral Borrowing Base or (ii) $15,000,000 which shall bear interest at a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus 50 basis points.

                      4.1.2  Rate Quotations.
                             ---------------

                      The Borrower may call the Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

               4.2  Interest Periods.
                    ----------------

               At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an interest period (the "Interest Period") during which such Interest Rate Option shall apply, such Interest Period to be one (1), two (2), three (3), six (6) or, if available to all the Banks, twelve (12) Months in the event of a Euro-Rate Option, provided, that:

                     4.2.1  Ending Date and Business Day.
                            ----------------------------
                     Any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                     4.2.2  Amount of Borrowing Tranche.
                            ---------------------------

                     Each Borrowing Tranche to which a Euro-Rate applies shall be in integral multiples of $100,000 and not less than $2,000,000;

                     4.2.3  Termination Before Expiration Date.
                            ----------------------------------

                     The Borrower shall not select, convert to or renew an Interest Period that would end after the Expiration Date;

                     4.2.4  Renewals.
                            --------

                     In the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall e the last day of the preceding Interest Period, without duplication in payment of interest for such day; and

               4.3  Interest After Default.
                    ----------------------

               To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

                    4.3.1  Letter of Credit Fees; Interest Rate.
                           ------------------------------------

                    The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9 or Section 4.1, respectively, shall be increased 200 basis points per annum;

                    4.3.2  Other Obligations.
                           -----------------

                    Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional 2% per annum (the "Modified Base Rate") from the time such Obligation becomes due and payable and until it is paid in full; and

                    4.3.3  Acknowledgment.
                           --------------

                    The Borrower acknowledges that such increased rates reflect, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk, and all such interest shall be payable by Borrower upon demand by Agent.

               4.4  Euro-Rate Unascertainable.
                    -------------------------

                    4.4.1  Unascertainable.
                           ---------------

                    If on any date on which a Euro-Rate would otherwise be determined, the Agent shall have determined that:

                         (i)  adequate and reasonable means do not exist for
ascertaining such Euro-Rate, or

                         (ii)  a contingency has occurred which materially
and adversely affects the secondary market for negotiable certificates of deposit maintained by dealers of recognized standing relating to the London interbank eurodollar market relating to the Euro-Rate, the Agent shall have the rights specified in Section 4.4.3.

                    4.4.2   Illegality; Increased Costs; Deposits Not Available.
                            ---------------------------------------------------

                    If at any time any Bank shall have determined that:

                           (i)   the making, maintenance or funding of any Loan
to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                           (ii)  such Euro-Rate Option will not adequately and
fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

                           (iii) after making all reasonable efforts,
deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate Option applies are not available to such Bank in the London interbank market,

then the Agent shall have the rights specified in Section 4.4.3.

                    4.4.3  Agent's and Bank's Rights.
                           -------------------------

                    In the case of any event specified in subsection 4.4.1 above, the Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in subsection 4.4.2 above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice
(which shall not be earlier than the date such notice is given) the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrower, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.
If at any time the Agent makes a determination under subsection 4.4.1 [Unascertainable] of this Section 4.4 and the Borrower has previously notified the Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Agent of a determination under subsection 4.4.2 [Illegality, Increased Costs, Etc.] of this
Section 4.4, the Borrower shall, subject to the Borrower's indemnification Obligations under Section 5.6.2 [Indemnity], as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.4 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

               4.5  Selection of Interest Rate Options.
                    ----------------------------------

               If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Euro-Rate Loans at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2, the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option commencing upon the last day of the existing Interest Period, provided that the Agent shall use reasonable efforts to notify the Borrower if the Borrower fails to select such a new Interest Period prior to the expiration of an existing one, but the Agent's failure to provide such notice shall not result in any liability to the Agent or prevent the conversion to the Base Rate Option if the Borrower fails to select such a new Interest
Period in accordance with the foregoing sentence.


                              5.  PAYMENTS

               5.1  Payments.
                    --------

               All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m., Louisville time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Banks with respect to the Loans in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 11:00 a.m., Louisville time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

               5.2  Pro Rata Treatment of Banks.
                    ---------------------------

               Each borrowing and any reduction of Commitments shall be allocated to each Bank according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the Agent's Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Loans, shall (except as provided in Section 4.4 [Euro-Rate Unascertainable], 5.4.2 [Voluntary Prepayments] or 5.6 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank.

               5.3  Interest Payment Dates.
                    ----------------------

               Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each month after the date hereof and on the Expiration Date or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if any such Interest Period is longer than one (1) month, also on the last day of every month during such period. Interest on mandatory prepayments of principal under Section 5.5 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

               5.4  Voluntary Prepayments.
                    ---------------------

                    5.4.1  Right to Prepay.
                           ---------------

                    The Borrower shall have the right at its option from time to time to prepay the Loans in whole or in part without premium or penalty (except as provided in subsection 5.4.2 below or in Section 5.6):

                           (i)  at any time with respect to any Loan to which
the Base Rate Option applies,

                           (ii) on the last day of the applicable Interest
Period with respect to Loans to which a Euro-Rate Option applies,

                           (iii) on the date specified in a notice by any
Bank pursuant to Section 4.4 [Euro-Rate Unascertainable] with respect to any Loan to which a Euro-Rate Option applies.

               Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Agent at least one (1) Business Day prior to the date of prepayment of Loans setting forth the following information:

               (y) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

               (z) the total principal amount of such prepayment, which shall not be less than $100,000.

               All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Agent's and Banks' Rights], if the Borrower prepays a Loan but fails to specify the applicable
Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, and then to Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 5.6.2 [Indemnity].

               5.4.2  Replacement of a Bank.
                      ---------------------

               In the event any Bank (i) gives notice under Section 4.4 [Euro-Rate Unascertainable] or Section 5.6.1 [Increased Costs, Etc.], (ii) does not fund Revolving Credit Loans because the making of such Loans would contravene any Law applicable to such Bank, (iii) does not approve any action as to which consent of the Required Banks is requested by the Borrower and obtained hereunder, or (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Revolving Credit Commitment within ninety (90) days after (w) receipt of such Bank's notice under Section 4.4 [Euro-Rate Unascertainable] or 5.6.1 [Increased Costs, Etc.], (x) the date such Bank has failed to fund Revolving Credit Loans because the making of such
Loans would contravene Law applicable to such Bank, (y) the date of obtaining the consent which such Bank has not approved, or (z) the date such Bank became subject to the control of an Official Body, as applicable; provided that the Borrower shall also pay to such Bank at the
            --------
time of such prepayment any amounts required under Section 5.6
[Additional Compensation in Certain Circumstances] and any accrued interest due on such amount and any related fees; provided, however, that
                                                  --------
the Revolving Credit Commitment of such Bank shall be provided by one or
                                                      --------
more of the remaining Banks or a replacement bank acceptable to the
Agent; provided, further, the remaining Banks shall have no obligation
       --------
hereunder to increase their Revolving Credit Commitments.
Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section 10.14 [Successor Agent] and provided that all
                                                        --------
Letters of Credit have expired or been terminated or replaced.

               5.4.3  Change of Lending Office.
                      ------------------------

               Each Bank agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 4.4.2 [Illegality, Etc.] or 5.6.1 [Increased Costs, Etc.] with respect to such Bank, it will if requested by the Borrower, use reasonable efforts
(subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that
            --------

such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing is this
Section 5.4.3 shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of the Agent or any Bank provided in this Agreement.
--------

               5.5  Mandatory Prepayments.
                    ---------------------

                    5.5.1  Borrowing Base Exceeded.
                           -----------------------

                    Whenever the Revolving Facility Usage exceeds the Borrowing Base, the Borrower shall make, within ten (10) Business Days after the Borrower learns of such excess and whether or not the Agent has given notice to such effect, a mandatory prepayment of principal equal to the excess of the Revolving Facility Usage over the Borrowing Base, together with accrued interest on such principal amount at the default rate set forth in Section 4.3.

               5.6  Additional Compensation in Certain Circumstances.
                    ------------------------------------------------

                    5.6.1  Increased Costs or Reduced Return Resulting From
                           ------------------------------------------------
Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.
--------------------------------------------------------------

                    If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                         (i)  subjects any Bank to any tax or changes the
basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Bank),

                         (ii) imposes, modifies or deems applicable any
reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or
                         (iii) imposes, modifies or deems applicable any
capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the

making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrower and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income or additional expense, provided that a Bank shall not give the Borrower
                    --------
notice hereunder unless the Bank is generally imposing such increased costs on its similarly situated customers. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                    5.6.2  Indemnity.
                           ---------

                    In addition to the compensation required by subsection
5.6.1 [Increased Costs, Etc.] of this Section 5.6 [Additional Compensation in Certain Circumstances], the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to the Euro-Rate Option) which such Bank sustains or incurs as a consequence of any

                          (i)   payment, prepayment, conversion or renewal of
any Loan to which the Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                          (ii)  attempt by the Borrower to revoke (expressly,
by later inconsistent notices or otherwise) in whole or part any notice relating to Loan Requests under Section 2.5 [Revolving Credit Loan Requests] or Section 4.2 [Interest Periods] or prepayments under Section 5.4
[Voluntary Prepayments], or

                           (iii) default by the Borrower in the performance
or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

               If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                      6.  REPRESENTATIONS AND WARRANTIES

               6.1  Representations and Warranties.
                    ------------------------------

               The Loan Parties, jointly and severally, represent and warrant to the Agent and each of the Banks as follows:

                    6.1.1  Organization and Qualification.
                           ------------------------------

                    Each Loan Party and each Subsidiary of each Loan Party is a corporation or partnership, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. On the Closing Date, each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other
                                        --------------
jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary.

                    6.1.2  Capitalization and Ownership.
                           ----------------------------

                    The authorized capital stock of the Borrower consists of 100,000,000 shares of common stock, par value $0.01 per share, of which, as of June 30, 1997, 12,130,502 shares (referred to herein as the "Shares")
                                                                ------
were issued and outstanding, and 5,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding.
All of the Shares have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on Schedule
                                                               --------
6.1.2.  A list of executive officers and directors of the Borrower who
-----
own Shares and their respective Share ownership is also set forth on
Schedule 6.1.2.
--------------

                    6.1.3  Subsidiaries.
                           ------------

                    Schedule 6.1.3 states the name of each of the Borrower's
                    --------------
Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary
                                                              ----------
Shares") and the owners thereof if it is a corporation and its
------
outstanding partnership interests (the "Partnership Interests") if it is
                                        ---------------------
a partnership. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares and Partnership
Interests it purports to own, free and clear in each case of any Lien.
All Subsidiary Shares and Partnership Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in

connection with the issuance of the Partnership Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares or Partnership Interests except as indicated on Schedule 6.1.3.
                                 --------------

                    6.1.4  Power and Authority.
                           --------------------

                    Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                    6.1.5  Validity and Binding Effect.
                           ---------------------------

                    This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                    6.1.6  No Conflict.
                           -----------

                    Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws or other organizational documents of any Loan Party or (ii) any Law or of any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party (other than Liens granted under the Loan Documents).

                    6.1.7  Litigation.
                           ----------

                    There are no actions, suits, proceedings or investiga-tions pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

                    6.1.8  Title to Properties.
                           -------------------

                    The real property owned or leased by each Loan Party and each Subsidiary of each Loan Party is described on Schedule 6.1.8. Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

                    6.1.9  Financial Statements.
                           --------------------

                          (i)  Historical Statements.  The Borrower has
                               ---------------------
delivered to the Agent copies of its audited consolidated year-end financial statements for the fiscal year ended December 31, 1996 (the "Annual
                                                             ------
Statements").  In addition, the Borrower has delivered to the Agent copies of
----------
its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended June 30, 1997 (the "Interim
                                                                       -------
Statements") (the Annual and Interim Statements being collectively
----------
referred to as the "Historical Statements").  The Historical Statements
                    ---------------------
were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

                          (ii)  Financial Projections.  The Borrower has
                                ---------------------
delivered to the Agent financial projections of the Borrower and its Subsidiaries for the period 1997-2000 derived from various assumptions of the Borrower's management (the "Financial Projections"). The Financial
                            ---------------------
Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower's management. The Financial Projections accurately reflect the liabilities of the Borrower and its Subsidiaries upon consummation of the transactions contemplated hereby as of the Closing Date.

                          (iii)  Accuracy of Financial Statements.  Neither
                                 --------------------------------
the Borrower nor any Subsidiary of the Borrower has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which may cause a Material Adverse Change. Since December 31, 1996, no Material Adverse Change has occurred.

                    6.1.10  Margin Stock.
                            ------------

                    None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock
(within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve
System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

                    6.1.11  Full Disclosure.
                            ---------------

                    Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

                    6.1.12  Taxes.
                            -----

                    All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

                   6.1.13  Consents and Approvals.
                           ----------------------

               Except for the filing of financing statements and the applicable Real Estate Collateral Documents in the state and county filing offices, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on Schedule 6.1.13, all of which
                                       ---------------
shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 6.1.13.
                          ---------------

                    6.1.14  No Event of Default; Compliance With Instruments.
                            ------------------------------------------------

                    No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings to be made on the Closing Date under the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

                    6.1.15  Patents, Trademarks, Copyrights, Licenses, Etc.
                            -----------------------------------------------

                    Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known, possible, alleged or actual conflict with the rights of others. All material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises and permits of each Loan Party and each Subsidiary of each Loan Party are listed and described on Schedule 6.1.15.
             ---------------

                    6.1.16  Security Interests.
                            ------------------

                    The Liens and security interests granted to the Agent for the benefit of the Banks pursuant to the Pledge Agreement, the Real Estate Collateral Documents and the Security Agreement in the Collateral (other than the Collateral Pool Properties) constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other
                                      -----------------------
applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates evidencing the Pledged Collateral, and recordation of the Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, all such action as

is necessary or advisable to establish such rights of the Agent will have been taken, and there will be upon execution and delivery of the Pledge Agreement and the Real Estate Collateral Documents, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six (6) months prior to each five (5) year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

                    6.1.17  Mortgage Liens.
                            --------------

                    The Liens granted to the Agent for the benefit of the Banks pursuant to the Real Estate Collateral Documents constitute a valid first priority Lien under applicable Law. All such action as will be necessary or advisable to establish such Lien of the Agent and its priority as described in the preceding sentence will be taken at or prior to the time required for such purpose, and there will be as of the date of execution and delivery of the Real Estate Collateral Documents no necessity for any further action in order to protect, preserve and continue such Lien and such priority.

                    6.1.18  Status of the Pledged Collateral.
                            --------------------------------

                    All the shares of capital stock or Partnership Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreement are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreement and except as the right of the Banks to dispose of the Shares or Partnership Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership or other agreements or understandings with respect to the Shares of capital stock or Partnership Interests included in the Pledged Collateral except for the partnership agreements described on Schedule 6.1.18.  The Loan Parties have delivered true and correct
   ---------------
copies of such partnership agreements to the Agent.

                    6.1.19  Insurance.
                            ---------

                    Schedule 6.1.19 lists all insurance policies and other
                    ---------------
bonds to which any Loan Party or Subsidiary of any Loan Party is a party on the Closing Date, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

                    6.1.20  Compliance With Laws.
                            --------------------

               The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (in other than Environmental Laws which are specifically addressed in subsection 6.1.25 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

                    6.1.21  Material Contracts; Burdensome Restrictions.
                            -------------------------------------------

                    As of the Closing Date, Schedule 6.1.21 lists all material
                                            ---------------
contracts relating to the business operations of each Loan Party and each Subsidiary of any Loan Party, including all employee benefit plans and Labor Contracts. All such material contracts are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Loan Parties' knowledge, with respect to parties other than such Loan Party or Subsidiary. None of the Loan
Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change.

                    6.1.22  Investment Companies; Regulated Entities.
                            ----------------------------------------

                    None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan
Party is subject to any other federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

                    6.1.23  Plans and Benefit Arrangements.
                            ------------------------------

                    Except as set forth on Schedule 6.1.23:
                                           ---------------

                            (i)  The Borrower and each member of the ERISA
Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding



standards of ERISA, (ii) have not incurred any liability to the PBGC, and
(iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                            (ii)  To the best of the Borrower's knowledge,
each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

                            (iii) Neither the Borrower nor any other member of
the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

                            (iv)  No event requiring notice to the PBGC under
Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                            (v)   The aggregate actuarial present value of all
benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

                            (vi)  Neither the Borrower nor any other member of
the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                            (vii)  To the extent that any Benefit Arrangement
is insured, the Borrower and all members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

                            (viii) All Plans, Benefit Arrangements and Multi-
employer Plans have been administered in accordance with their terms and applicable Law.

                    6.1.24  Employment Matters.
                            ------------------

                    Each of the Loan Parties is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom

arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties which in any case would constitute a Material Adverse Change. The Borrower has delivered to the Agent true and correct copies of each of the Labor Contracts.

                    6.1.25  Environmental Matters.
                            ---------------------

                    Except as disclosed on Schedule 6.1.25:
                                           ---------------

                         (i)  None of the Loan Parties or any Subsidiaries of
any Loan Party has received any Environmental Complaint from any Official Body or private Person alleging that such Loan Party or Subsidiary or any prior or subsequent owner of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42
U.S.C. Section 9601, et seq., and none of the Loan Parties has any reason to
                     ------
believe that such an Environmental Complaint might be received. There are no pending or, to any Loan Party's knowledge, threatened
Environmental Complaints relating to any Loan Party or Subsidiary of any Loan Party or, to any Loan Party's knowledge, any prior or subsequent owner of the Property pertaining to, or arising out of, any Environmental Conditions.

                         (ii)  Except for conditions, violations or failures
which individually and in the aggregate are not reasonably likely to result in a Material Adverse Change, there are no circumstances at, on or under the Property that constitute a breach of or noncompliance with any of the Environmental Laws, and there are no present or, to any Loan Party's knowledge, past Environmental Conditions at, on or under the Property or, to any Loan Party's knowledge, at, on or under adjacent property, that prevent compliance with the Environmental Laws at the Property.

                         (iii)  Neither the Property nor any structures,
improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in material compliance with Environmental Laws. There are no processes, facilities, operations, equipment or any other activities at, on or under the Property, or, to any Loan Party's knowledge, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto the Property, except to the extent that such releases or threatened releases are not a material breach of or otherwise not a material violation of the Environmental Laws or are not likely to result in a Material Adverse
Change.

                          (iv)  There are no aboveground storage tanks,
underground storage tanks or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under the Property that (a) do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place, and (b) are not otherwise in material compliance with all Environmental Laws. There are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under the Property that have not either been closed in place in accordance with Environmental Laws or removed in material compliance with all applicable Environmental Laws and no contamination associated with the use of such tanks exists on the Property that is not in material compliance with Environmental Laws.

                           (v)  Each Loan Party and each Subsidiary of any Loan
Party has all material permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of such Loan Party and Subsidiary as presently conducted. Each Loan Party and each Subsidiary of any Loan Party has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on the Property.

                           (vi)  Except for violations which individually and
in the aggregate are not likely to result in a Material Adverse Change, all past and present on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on or under the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances has been done in accordance with the Environmental Laws.

                    6.1.26  Senior Debt Status.
                            ------------------

                    The Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

               6.2  Updates to Schedules.
                    --------------------

               Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Loan Party shall promptly provide the Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that the
                                       --------
Borrower shall not be required to update any Schedule that specifically relates to the Closing Date and no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

                        7. CONDITIONS OF LENDING

          The obligation of each Bank to make Loans and of the Agent to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

               7.1  First Loans.
                    -----------

               On the Closing Date:

                    7.1.1  Officer's Certificate.
                           ---------------------

                    The representations and warranties of each of the Loan Parties contained in Article 6 shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representa-tions and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof, no Event of Default or Potential Default under this Agreement shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each of the Loan
Parties, dated the Closing Date and signed by the Chief Executive
Officer, President or Chief Financial Officer of each of the Loan
Parties, to each such effect.

                    7.1.2  Secretary's Certificate.
                           -----------------------

                    There shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or\ an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                            (i)  all action taken by each Loan Party in
connection with this Agreement and the other Loan Documents;

                            (ii) the names of the officer or officers
authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

                            (iii) copies of its organizational documents,
including its certificate of incorporation and bylaws as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business.

                    7.1.3  Delivery of Loan Documents.
                           --------------------------

                    The Notes, Guaranty Agreement, Real Estate Collateral Documents for all Collateral Pool Properties, Pledge Agreements, Intercompany Subordination Agreement, Security Agreement, Notification and Control Agreement and Collateral Assignment shall have been duly executed and delivered to the Agent for the benefit of the Banks, together with all appropriate financing statements and appropriate stock powers and certificates evidencing the Shares and the Partnership Interests (if any).

                    7.1.4  Opinion of Counsel.
                           ------------------

                    There shall be delivered to the Agent for the benefit of each Bank:

                    (i) a written opinion of Morris, Manning & Martin, counsel for the Loan Parties, dated the Closing Date and in form and substance satisfactory to the Agent and its counsel as to the matters set forth in
Exhibit 7.1.4(i) and as to such other matters incident to the transactions
----------------
contemplated herein as the Agent may reasonably request; and

                    (ii) a written opinion of local counsel for the Borrower in form and substance satisfactory to the Agent and its counsel as to such maters relating to the Collateral Pool Properties to be included in the Collateral Pool on the Closing Date as the Agent may reasonably request.

                    7.1.5 Legal Details.
                          -------------

                    All legal details and proceedings in connection with the transactions contemplated by the Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

                    7.1.6 Payment of Fees.
                          ---------------

                    The Borrower shall pay or cause to be paid to the Agent for itself and for the account of the Banks to the extent not previously paid all commitment and other fees accrued through the Closing Date, as set forth herein and in the Agent's Letter, and the costs and expenses for which the Agent and the Banks are entitled to be reimbursed.

                    7.1.7  Consents.
                           --------

                    All material consents required to effectuate the transac-tions contemplated hereby as set forth on Schedule 6.1.13 shall have been obtained.

                    7.1.8  Officer's Certificate Regarding MACs.
                           ------------------------------------

                    Since December 31, 1996, no Material Adverse Change in any Loan Party or Subsidiary of any Loan Party shall have occurred; and prior to the Closing Date, there shall be no material change in the management of any Loan Party or Subsidiary of any Loan Party; and there shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing
Date and signed by the Chief Executive Officer, President or Chief
Financial Officer of each Loan Party to each such effect.

                    7.1.9  No Violation of Laws.
                           --------------------

                    The making of the Loans shall not contravene any Law applicable to any Loan Party or any of the Banks.

                    7.1.10  No Actions or Proceedings.
                             -------------------------

                    No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Agreement or the consummation of the transactions contemplated hereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                    7.1.11 Collateral Pool Properties.
                           --------------------------

                    With respect to the Collateral Pool Properties which are part of the Collateral Pool on the Closing Date, the Borrower shall have delivered all documents and information required hereunder for inclusion of such Collateral Pool Property into the Collateral Pool and the Banks shall have approved the inclusion therein.

                     7.1.12 Quarterly Compliance Certificate.
                            --------------------------------

                     The Borrower shall have delivered to the Agent for the benefit of the Banks a duly completed certificate described in Section 8.3.3, dated the Closing Date, certified by the Chief Executive Officer, President or Chief Financial Officer, which shall be acceptable to the Agent and the Banks.

               7.2  Each Additional Loan.
                    --------------------

               At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date hereunder and after giving effect to the proposed borrowings: the representa-tions and warranties of the Loan Parties contained in Article 6 shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Banks; and the Borrower shall have delivered to the Agent a duly executed and completed Loan Request or application for a Letter of Credit, as the case may be, and a Compliance Certificate showing the Borrowing Base after giving effect to the requested Loan or Letter of Credit.


                              8.  COVENANTS
                                  ---------

               8.1  Affirmative Covenants.
                    ---------------------

               The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Revolving Credit Commitments, the Borrower shall comply at all times with the following affirmative covenants:

                    8.1.1  Preservation of Existence, Etc.
                           -------------------------------
                    Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its corporate existence and its license or qualifica-tion and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary.

                    8.1.2  Payment of Liabilities, Including Taxes, Etc.
                           ---------------------------------------------

                    Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in

any additional liability which would adversely affect to a material extent the financial condition of any Loan Party or Subsidiary of any Loan Party which would affect the Collateral, provided that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

                    8.1.3  Maintenance of Insurance.
                           ------------------------

                    Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably acceptable to the Agent and, with respect to the Collateral
Pool Properties, the requirements of Schedule 3.4.4 and the Real Estate
                                     --------------
Collateral Documents.  At the request of the Agent, the Loan Parties shall deliver (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence and as required by Schedule 3.4.4 and the
                                                  --------------
Real Estate Collateral Documents attached to such certificate and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements, in form and substance reasonably acceptable to the Agent, which shall specify the Agent as an additional insured, mortgagee and lender loss payee as its interests may appear.

                    8.1.4  Maintenance of Properties and Leases.
                           ------------------------------------

                    Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

                    8.1.5  Maintenance of Patents, Trademarks, Etc.
                           ----------------------------------------

                    Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material
Adverse Change.

                    8.1.6  Visitation Rights.
                           -----------------

                    Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, provided that each Bank shall provide the Borrower and the Agent with reasonable notice prior to any visit or inspection.
In the event any Bank desires to conduct an audit of any Loan Party, such Bank shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent.

                     8.1.7  Keeping of Records and Books of Account.
                            ---------------------------------------

                     The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official
Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                    8.1.8  Plans and Benefit Arrangements.
                           ------------------------------

                    The Borrower shall, and shall cause each member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

                    8.1.9  Compliance With Laws.
                           --------------------

                    Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation
                       --------
of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material
Adverse Change.

                    8.1.10  Use of Proceeds.
                            ---------------

                    The Borrower will use the proceeds of the Loans only for lawful purposes in accordance with Sections 2.8 and such uses shall not contravene any applicable Law or any other provision hereof.

                    8.1.11  Further Assurances.
                            ------------------

                    Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

                    8.1.12  Subordination of Intercompany Loans.
                            -----------------------------------

                    Each Loan Party shall cause any intercompany Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

                    8.1.13  Listed Company.
                            --------------

                    The common stock of the Borrower shall at all times be listed for trading and be traded on the Nasdaq Stock Market, the New York Stock Exchange or the American Stock Exchange.

               8.2  Negative Covenants.
                    ------------------

               The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Revolving Credit Commitments, the Loan Parties shall comply with the following negative covenants:

                    8.2.1  Indebtedness.
                           ------------

                    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                           (i)   Indebtedness under the Loan Documents;

                           (ii)  Indebtedness of a Loan Party which is secured
by assets not included in the Collateral Pool and for which the holder of such Indebtedness has no recourse against any assets of a Loan Party other than the specific asset being purchased or financed;

                           (iii) Indebtedness of a Loan Party which is a
general recourse obligation of such Loan Party (other than Indebtedness under the Loan Documents) provided that the sum of any Indebtedness outstanding under this clause (iii) shall not exceed at any time the lesser of (a)
$15,000,000 or (b) $20,000,000 minus any Loans outstanding under the
                               -----
Pre-Stabilized Collateral Pool Borrowing Base; and

                            (iv) Indebtedness which is subordinated in
accordance with the provisions of Section 8.1.12.

                    8.2.2  Liens.
                           -----

                    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

                    8.2.3  Guaranties.
                           ----------

                    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Loan Parties permitted hereunder.

                    8.2.4  Loans and Investments.
                           ---------------------

                    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                           (i)  trade credit extended on usual and customary
terms in the ordinary course of business;

                           (ii) advances to employees to meet expenses
incurred by such employees in the ordinary course of business;


                            (iii) Permitted Investments; and

                            (iv) loans, advances and investments in other Loan Parties.

                    8.2.5  Dividends and Related Distributions.
                           -----------------------------------

                    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock or partnership interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor) or partnership interests, except dividends or other distributions payable to another Loan Party.

                    8.2.6  Liquidations, Mergers, Consolidations, Acquisitions.
                           ---------------------------------------------------

                    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that any Loan Party other than the Borrower may
              --------
consolidate or merge into another Loan Party.

                    8.2.7 Affiliate Transactions.
                          ----------------------

                    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's length terms and conditions which are fully disclosed to the Agent and is in accordance with all applicable Law.

                    8.2.8  Subsidiaries, Partnerships and Joint Ventures.
                           ---------------------------------------------

                    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; and (ii) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor pursuant to
Section 11.18, provided that the Required Banks shall have consented to
               --------
such formation and joinder (such consent not to be unreasonably withheld) and that such Subsidiary and the Loan Parties, as applicable, shall grant and cause to be perfected first-priority Liens to the Agent in the stock of or other ownership interests in such Subsidiary. Each of the Loan
Parties shall not become or agree to become a general or limited partner in any general or limited partnership, a member or manager of, or hold a limited liability company interest in, a limited liability company or a joint venturer in any joint venture, except that the Loan Parties may be general or limited partners in other Loan Parties.

                    8.2.9 Continuation of or Change in Business.
                          -------------------------------------

                    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than their respective businesses, substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year, or reasonable extensions thereof, including the furnishing of development and management services to third parties, and such Loan Party or Subsidiary shall not permit any material change in such business.

                    8.2.10  Plans and Benefit Arrangements.
                            ------------------------------

                    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to:

                         (i)   fail to satisfy the minimum funding requirements
of ERISA and the Internal Revenue Code with respect to any Plan;

                         (ii)  request a minimum funding waiver from the
Internal Revenue Service with respect to any Plan;

                         (iii) engage in a Prohibited Transaction with any
Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                         (iv)  permit the aggregate actuarial present value of
all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

                          (v)  fail to make when due any contribution to any
Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

                          (vi) withdraw (completely or partially) from any
Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrower or any member of the ERISA Group;

                           (vii) terminate, or institute proceedings to
terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;

                           (viii) make any amendment to any Plan with respect
to which security is required under Section 307 of ERISA; or

                           (ix)  fail to give any and all notices and make all
disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

                    8.2.11  Fiscal Year.
                            -----------

                    The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve (12) month period beginning January 1 and ending December 31.

                    8.2.12  Changes in Organizational Documents.
                            -----------------------------------

                    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), bylaws or other organizational documents without providing at least thirty (30) calendar days' prior written notice to the Agent and the Banks and, in the event such change would be adverse to the Banks as determined by the Agent in its reasonable discretion, obtaining the prior written consent of the Required Banks.

                    8.2.13   Minimum Debt Service Coverage Ratio.
                             -----------------------------------

                    The Loan Parties shall not permit the Debt Service Coverage Ratio, calculated as of the end of each fiscal quarter for the fiscal quarter then ended, to be less than 2.5 to 1.0.

                    8.2.14  Maximum Consolidated Debt to Market Value Ratio.
                            -----------------------------------------------

                    The Loan Parties shall not at any time permit the ratio of Consolidated Debt to Market Value to exceed 50%.

                    8.2.15  Maximum Certain Floating Rate Debt.
                            ----------------------------------

                    The Loan Parties shall not at any time permit Certain Floating Rate Debt to exceed 30% of Market Value.

                    8.2.16  Minimum Tangible Net Worth.
                            --------------------------

                    The Loan Parties shall not at any time permit
Consolidated Tangible Net Worth to be less than the Base Net Worth.

                    8.2.17  Restrictions on Assets Under Development and Land.
                            -------------------------------------------------

                    The Loan Parties shall not at any time permit the aggregate book value, determined in accordance with GAAP, of (i) Assets under Development and (ii) Land to exceed 35% of Market Value.

               8.3  Reporting Requirements.
                    ----------------------

               The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Revolving Credit Commitments, the Loan Parties will furnish or cause to be furnished to the Agent and each of the Banks:

                    8.3.1  Quarterly Financial Statements.
                           ------------------------------

                    As soon as available and in any event within forty-five
(45) calendar days after the end of each of the first three (3) fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a balance sheet as of the end of such fiscal quarter and related statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, together with an operating statement and an occupancy report for each Collateral Pool
Property, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

                    8.3.2  Annual Financial Statements.
                           ---------------------------

                    As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a balance sheet as of the end of such fiscal year, and related statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing reasonably satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would

materially impair the prospect of payment or performance of any covenant, agreement or duty of the Borrower under any of the Loan Documents, together with a letter of such accountants substantially to the effect that, based upon their ordinary and customary examination of the affairs of the Borrower, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof and confirming the Borrower's calculations with respect to the certificate to be delivered pursuant to Section 8.3.3 with respect to such financial statements.

                    8.3.3  Certificate of the Borrower.
                           ---------------------------

                    Concurrently with the financial statements of the Borrower furnished to the Agent and to the Banks pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a
certificate of the Borrower signed by the Chief Executive Officer,
President or Chief Financial Officer of the Borrower, in the form of
Exhibit 8.3.3, to the effect that, except as described pursuant to
-------------
Section 8.3.4, (i) the representations and warranties of the Loan Parties contained in Article 6 are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time), and the Borrower has performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate, and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of the financial statements with all financial covenants contained in Section 8.2 and the covenant with respect to the Borrowing Base contained in Sections 3.4.2 and 3.4.9, together with any supporting information which the Agent may from time to time request.

                    8.3.4  Notice of Default.
                           -----------------

                    Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial
Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

                    8.3.5  Notice of Litigation.
                           --------------------

                    Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $100,000 or which if adversely determined would constitute a Material Adverse Change with respect to any Loan Party or Subsidiary of any Loan Party.

                    8.3.6  Budgets, Forecasts, Other Reports and Information.
                           -------------------------------------------------

                    Promptly upon their becoming available to the Borrower:

                         (i)  the annual budget and any forecasts or
projections of the Borrower, to be supplied not later than thirty (30) days prior to commencement of the fiscal year to which any of the foregoing may be applicable,

                         (ii)  any reports including management letters
submitted to the Borrower by independent accountants in connection with any annual, interim or special audit,

                         (iii) any reports, notices or proxy statements
generally distributed by the Borrower to its stockholders on a date no later than the date supplied to the stockholders,

                         (iv)  regular or periodic reports, including Forms
10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the Securities and Exchange Commission not later than ten (10) days after the date filed,

                         (v)  a copy of any order in any proceeding to which
the Borrower or any of its Subsidiaries is a party issued by any Official Body,

                         (vi)  a copy of any press releases no later than the
date issued, and

                         (vii) such other reports and information as the Agent
or the Banks may from time to time reasonably request, including without limitation information and reports to enable the Agent and the Banks to evaluate the financial condition and cash flow of each of the Loan Parties. The Borrower shall also notify the Banks promptly of the enactment or adoption of any Law which may result in a Material Adverse Change with respect to the Borrower.


                    8.3.7 Notices Regarding Plans and Benefit Arrangements.
                          ------------------------------------------------

                          8.3.7.1  Certain Events.
                                   --------------

                          Promptly upon becoming aware of the occurrence
thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                               (i)  any Reportable Event with respect to the
Borrower or any member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                               (ii)  any Prohibited Transaction which could
subject the Borrower or any member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, Benefit Arrangement or any trust created thereunder,

                               (iii) any assertion of material withdrawal
liability with respect to any Multiemployer Plan,

                               (iv) any partial or complete withdrawal from a
Multiemployer Plan by the Borrower or any member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                               (v)  any cessation of operations (by the
Borrower or any member of the ERISA Group) at a facility in the circumstances described in Section 4063(e) of ERISA,

                               (vi)  withdrawal by the Borrower or any member
of the ERISA Group from a Multiple Employer Plan,

                               (vii)  a failure by the Borrower or any member
of the ERISA Group to make a payment to a Plan required to avoid imposition of a lien under Section 302(f) of ERISA,

                               (viii) the adoption of an amendment to a Plan
requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                               (ix)  any change in the actuarial assumptions
or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                    8.3.7.2  Notices of Involuntary Termination and Annual
                             Reports.
                             ---------------------------------------------

                    Promptly after receipt thereof, copies of (a) all notices received by the Borrower or any member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any member of the ERISA Group with the Internal Revenue
Service with respect to each such Plan.

                     8.3.7.3  Notice of Voluntary Termination.
                              -------------------------------

                     Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.


                                9. DEFAULT
                                   -------

               9.1  Events of Default.
                    -----------------

               An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                    9.1.1  Payments Under Loan Documents.
                           -----------------------------

                    The Borrower shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity) or shall fail to pay any interest on any Loan or any other amount owing hereunder or under the other Loan Documents after such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

                    9.1.2  Breach of Warranty.
                           ------------------

                     Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                    9.1.3  Breach of Negative Covenants or Visitation Rights.
                           -------------------------------------------------

                    Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.6 or Section 8.2;

                    9.1.4  Breach of Other Covenants.
                           -------------------------

                    Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten (10) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan
Parties as determined by the Agent in its sole discretion);

                    9.1.5  Defaults in Other Agreements or Indebtedness.
                           --------------------------------------------

                    A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $250,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

                     9.1.6 Final Judgments or Orders.
                           -------------------------

                     Any final judgments or orders for the payment of money in excess of $250,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

                    9.1.7  Loan Document Unenforceable.
                           ---------------------------

                    Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                    9.1.8  Uninsured Losses; Proceedings Against Assets.
                           --------------------------------------------

                    There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $250,000 or the Collateral or any other of the Loan Parties' assets with a value in excess of $250,000 in the aggregate are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

                    9.1.9  Notice of Lien or Assessment.
                           ----------------------------

                    A notice of Lien or assessment in excess of $250,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the Pension Benefit Guaranty
Corporation, or if any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

                    9.1.10  Insolvency.
                            ----------

                    Any Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature;

                    9.1.11  Events Relating to Plans and Benefit Arrangements.
                            -------------------------------------------------

                    Any of the following occurs: (i) any Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of
(i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of the Borrower's liability is likely to exceed 10% of its Consolidated Tangible Net Worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v),
(vi), (vii), (viii) or (ix), the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

                    9.1.12  Cessation of Business.
                            ---------------------

                    Any Loan Party ceases to conduct its business as contemplated or such Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;


                    9.1.13  Change of Ownership or Control.
                            ------------------------------

                    (i) Within a period of twelve (12) consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower; (ii) David E. Krischer shall own less than 12%; or
(iii) David E. Krischer shall cease (a) to devote substantially all of his business time to managing the day-to-day operations of the Borrower and its Subsidiaries or (b) to be a senior executive officer of the Borrower of the then outstanding capital stock of the Borrower;

                    9.1.14  Involuntary Proceedings.
                            -----------------------

                     A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                    9.1.15  Voluntary Proceedings.
                            ---------------------

                    Any Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such Law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

               9.2  Consequences of Event of Default.
                    --------------------------------

                    9.2.1 Events of Default Other Than Bankruptcy, Insolvency or
                          or Reorganization Proceedings.
                          ------------------------------------------------------

                           If an Event of Default specified under subsections
9.1.1 through 9.1.13 of Section 9.1 shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Agent may, and upon the request of the Required Banks, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due

and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a noninterest-bearing account with the Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Agent and the Banks, and grants to the Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Agent shall return such cash collateral to the Borrower; and

                    9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.
                          ----------------------------------------------------

                    If an Event of Default specified under subsections 9.1.14 [Involuntary Proceedings] or 9.1.15 [Voluntary Proceedings] of Section 9.1 shall occur, the Banks shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other
Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

                    9.2.3  Set-off.
                           -------

                    If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 10.13 [Equalization of Banks] and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts
(whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Bank or the Agent; and

                    9.2.4  Suits, Actions, Proceedings.
                           ---------------------------

                    If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans to the Borrower pursuant to any of the foregoing provisions of this Section 9.2, the Agent or any Bank, if owed any amount with respect to the Notes, may proceed to protect and enforce its rights by suit in equity, action at Law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the Notes, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

                    9.2.5  Application of Proceeds.
                           -----------------------

                    From and after the date on which the Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Agent, shall be applied as follows:

                         (i)  first, to reimburse the Agent and the Banks for
out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, actually incurred by the Agent or the Banks in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan
Documents, including advances made by the Banks or any one of them or the Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

                          (ii)  second, to the repayment of all Indebtedness
then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

                           (iii) the balance, if any, as required by Law; and

                    9.2.6  Other Rights and Remedies.
                           -------------------------

                    In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents (including the Mortgage), the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and nonexclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

                    9.3  Notice of Sale.
                         --------------

                    Any notice required to be given by the Agent of a sale, lease or other disposition of the Collateral or any other intended action by the Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.


                                10.  THE AGENT
                                     ---------

               10.1  Appointment.
                     -----------

               Each Bank hereby irrevocably designates, appoints and authorizes PNC to act as Agent for such Bank under this Agreement to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

               10.2  Delegation of Duties.
                     --------------------

               The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 10.5 and 10.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

               10.3  Nature of Duties; Independent Credit Investigation.
                     --------------------------------------------------

               The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein.
Without limiting the generality of the foregoing, the use of the term
"agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used more as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the

financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and
(iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

               10.4 Actions in Discretion of Agent; Instructions From the Banks.
                    -----------------------------------------------------------

               The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section 10.6 [Exculpatory Provisions]. Subject to the provisions of Section 10.6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

               10.5 Reimbursement and Indemnification of Agent by the Borrower.
                    ----------------------------------------------------------

               The Borrower unconditionally agrees to pay or reimburse the Agent and save the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel, appraisers and environmental consultants, actually incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action

taken or omitted by the Agent hereunder or thereunder, provided that the
                                                       --------
Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In addition, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.

               10.6  Exculpatory Provisions.
                     ----------------------

               Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other
Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. Neither the Agent nor any Bank nor any of their respective directors, officers, employees, agents, attorneys or Affiliates shall be liable to any of the Loan Parties for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or any of the Loan Documents.


                10.7  Reimbursement and Indemnification of Agent by Banks.
                      ---------------------------------------------------

                Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements
(a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent
(to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.

               10.8  Reliance by Agent.
                     -----------------

               The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

               10.9  Notice of Default.
                     -----------------

               The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

               10.10  Notices.
                      -------

               The Agent shall promptly send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

               10.11  Banks in Their Individual Capacities.
                      ------------------------------------

               With respect to its Revolving Credit Commitments and the Revolving Credit Loans made by it, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make Loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Loan Parties
(including information that may be subject to confidentiality obligations in favor of the Loan Parties) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

               10.12  Holders of Notes.
                      ----------------

                The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent.
Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

               10.13  Equalization of Banks.
                      ---------------------

               The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Sections
4.4.3 [Agent's and Banks' Rights], 5.4.2 [Replacement of a Bank] or 5.6.1 [Increased Costs, Etc.]. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

               10.14  Successor Agent.
                      ---------------

               The Agent (i) may resign as Agent or (ii) shall resign if such resignation is required by Section 5.4.2 [Replacement of a Bank], in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrower consents to the appointment of a successor agent. The
Agent may be removed for cause if the Banks determine that the Agent has acted with gross negligence or willful misconduct in exercising its duties hereunder. If the Agent is removed for cause under this Agreement, then the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld. Upon its appointment pursuant to the foregoing, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former
Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Article 10 shall inure to the benefit of such former Agent, and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

               10.15  Agent's Fee.
                      -----------

               The Borrower shall pay to the Agent a nonrefundable fee per annum (the "Agent's Fee") as set forth in the Agent's Letter, payable in equal quarterly installments in arrears on the first Business Day of each calendar quarter after the date hereof and on the date on which all Loans shall be paid in full, all Letters of Credit shall have expired or have been terminated, the Revolving Credit Commitments shall have been terminated, and the Borrower shall have paid all of its other monetary Obligations hereunder. The Agent's Fee shall continue to accrue through such date.

               10.16  Availability of Funds.
                      ---------------------

               The Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Bank on or before the later of (i) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or
(ii) two (2) hours before the time on which the Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this Section 10.16 or using proceeds deposited with the Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount.
If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three (3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

               10.17  Calculations.
                      ------------

               In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

               10.18  Beneficiaries.
                      -------------

               Except as expressly provided herein, the provisions of this
Article 10 are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

                           11.    MISCELLANEOUS
                                  -------------

               11.1  Modifications, Amendments or Waivers.
                     ------------------------------------

               With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; provided that without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

                    11.1.1 Increase of Commitment; Extension or Expiration Date.
                           ----------------------------------------------------

                    Increase the amount of the Revolving Credit Commitment of any Bank hereunder or extend the Expiration Date;

                    11.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.
                            ---------------------------------------------------

                    Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan, the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Bank, including without limitation forgiving any payment of any principal or interest of any Loan or any other fee payable to any Bank hereunder;

                    11.1.3  Release of Collateral or Guarantor.
                            ----------------------------------

                    Except as permitted by Section 3.2, release any Collateral, release any Guarantor from its Obligations under the Guaranty Agreement (or limit any Guarantor's Obligations thereunder) or release any other security for any of the Loan Parties' Obligations; or

                    11.1.4  Borrowing Base
                            --------------

                    Amend the definitions of Borrowing Base, Pre-Stabilized Collateral Pool Borrowing Base, Stabilized Collateral Pool Borrowing Base, Cash Collateral Borrowing Base, Collateral Pool Leverage Ratio or any defined terms used in the foregoing definitions.

                    11.1.5  Miscellaneous
                            -------------

                    Amend Sections 5.2 [Pro Rata Treatment of Banks], 10.6 [Exculpatory Provisions] or 10.13 [Equalization of Banks] this Section 11.1, the first sentence of Section 11.11 [Successors and Assigns] or Schedule 1.1(A)
                                                                ---------------
[Pricing Grid], alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder.

                    No agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Agent.

               11.2  No Implied Waivers; Cumulative Remedies; Writing Required.
                     ---------------------------------------------------------

               No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

               11.3 Reimbursement and Indemnification of Banks by the Borrower; Taxes.
                     -------------------------------------------------

               The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrower's Obligations are set forth in Section 10.5 [Reimbursement of Agent by Borrower, Etc.]) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for each Bank except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan
Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or
(ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of

this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrower shall
                                      --------
not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

               11.4  Holidays.
                     --------

               Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business
Day. Whenever any payment or action to be made or taken hereunder shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 4.2.1 with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

               11.5  Funding by Branch, Subsidiary or Affiliate.
                     -----------------------------------------

                    11.5.1  Notional Funding.
                            ----------------

                    Each Bank shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a
          --------
payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 5.6 than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to the Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

                    11.5.2  Actual Funding.
                            --------------

                    Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section 11.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 5.6) which would otherwise not be incurred.

               11.6  Notices.
                     -------

               All notices, requests, demands, directions and other communications (as used in this Section 11.6, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the
                                     --------
case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic
            --------
notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received. Any Bank giving any notice to any Loan Party shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice.

               11.7  Severability.
                     ------------

               The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

               11.8  Governing Law.
                     -------------

               Each Letter of Credit and Section 2.9 [Letter of Credit Subfacility] shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal Laws of the Commonwealth of Kentucky without regard to its conflict of laws principles and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Kentucky and for all purposes shall be governed by and construed and enforced in accordance with the internal Laws of the Commonwealth of Kentucky without regard to its conflict of laws principles.

               11.9  Prior Understanding.
                     -------------------

               This Agreement supersedes all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

               11.10  Duration; Survival.
                      ------------------

               All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 8.1 [Affirmative Covenants], 8.2 [Negative
Covenants] and 8.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Revolving Credit Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Article 5 and Sections 10.5 [Reimbursement and Indemnification of Agent by the
Borrower], 10.7 [ Reimbursement and Indemnification of Agent by Banks] and 11.3 [Reimbursement and Indemnification of Banks by the Borrower; Taxes], shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Revolving
Credit Commitments.

               11.11  Successors and Assigns.
                      ----------------------

                      (i) This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell partici-pations in all or any part of its Revolving Credit Commitment and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrower and the Agent with respect to any assignee, such consent not to be unreasonably withheld, provided that (1) no consent of the Borrower
                          --------
shall be required in the case of an assignment by a Bank to an Affiliate of such Bank, and (2) any assignment by a Bank to a Person other than an Affiliate of such Bank may not be made in amounts less than the lesser of $5,000,000 or the amount of the assigning Bank's Revolving Credit
Commitment. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Revolving Credit Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrower shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Revolving Credit
Commitment assumed by it and a new Revolving Credit Note to the assigning
Bank in an amount equal to the Revolving Credit Commitment retained by it hereunder. Any Bank which assigns any or all of its Revolving Credit Commitment or Loans to a Person other than an Affiliate of such Bank shall pay to the Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 9.2.3 [Set-off] (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 11.1.1 [Increase of Commitment, Etc.], 11.1.2 [Extension of Payment, Etc.], or 11.1.3
[Release of Collateral or Guarantor], all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation.

                      (ii) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in Section 11.17 [Tax Withholding Clause] relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and
                                        --------
participants agree to be bound by the provisions of Section 11.12 [Confidentiality].


                       (iii) Notwithstanding any other provision in this Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Agent. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

               11.12  Confidentiality.
                      ---------------

                     11.12.1  General.
                              -------

                     The Agent and the Banks each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality,
(ii) to assignees and participants as contemplated by Section 11.11,
(iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

                    11.12.2  Sharing Information With Affiliates of the Banks.
                             ------------------------------------------------

                    Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and each of the Loan Parties hereby authorizes each Bank to share any information delivered to such Bank by such Loan
Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or Affiliate of any Bank receiving such information shall be bound by the provisions of Section 11.12.1 as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Revolving Credit Commitments.

               11.13  Counterparts.
                      ------------

               This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

               11.14  Agent's or Bank's Consent.
                      -------------------------

               Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

               11.15  Exceptions.
                      ----------

               The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

               11.16  CONSENT TO FORUM; WAIVER OF JURY TRIAL.
                      --------------------------------------

               EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE CIRCUIT COURT OF JEFFERSON COUNTY AND THE UNITED
STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF KENTUCKY, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL
SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED
TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 AND
SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT
THEREOF.  EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE
OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN
PARTY, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION,
SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO
THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL
EXTENT PERMITTED BY LAW.

               11.17  Tax Withholding Clause.
                      ----------------------

               Each Bank or assignee or participant of a bank that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two
(2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of the Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee or participant required to deliver to the Borrower and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows:
(A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of each Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date, in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

               11.18  Joinder of Guarantors.
                      ---------------------

               Any Subsidiary of the Borrower which is required to join
this Agreement as a Guarantor pursuant to Section 8.2.8 shall execute and deliver to the Agent (i) a Joinder in substantially the form attached hereto as Exhibit 1.1(J) pursuant to which it shall join as a Guarantor each of
   -------------
the documents to which the Guarantors are parties, (ii) documents in the forms described in Section 7.1 [First Loans] modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant and perfect Prior Security Interests to the Agent for the benefit of the Banks in all Collateral held by such Subsidiary. The Loan Parties shall deliver such Joinder and related documents to the Agent within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation.

               11.19  LIMITATION OF LIABILITY.
                      -----------------------

               TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY THE BORROWER OR ANY OTHER LOAN PARTY OR ANY OTHER PERSON AGAINST THE AGENT AND THE BANKS, OR ANY OF THEM, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF THE AGENT OR THE BANKS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM
ARISING FROM OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR
ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY); AND EACH OF THE BORROWER AND THE OTHER
LOAN PARTIES HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM
FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

               11.20  Co-Agents.
                      ---------

               The Co-Agents shall have no rights, obligations or duties under this Agreement other than in their respective capacities as Banks hereunder.



                         [SIGNATURE PAGES FOLLOW]








               [SIGNATURE PAGE 1 OF 4 TO CREDIT AGREEMENT]


          IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                              SUBURBAN LODGES OF AMERICA, INC.



                              By:  /s/ David Krischer
                              Title: President

                              GUARANTORS:


                              SUBURBAN HOLDINGS, L.P.

                                   By:  Suburban Management, Inc.,
                                       its sole general partner


                                   By: /s/ David Krischer
                                   Title: CEO

                              SLA DEVELOPMENT, INC.

                              By: David Krischer
                              Title: President


                              SUBURBAN MANAGEMENT, INC.

                              By: /s/ David Krischer
                              Title: CEO

               [SIGNATURE PAGE 2 OF 4 TO CREDIT AGREEMENT]


                              SUBURBAN FRANCHISE SYSTEMS, INC.

                              By: /s/ Dan J. Berman
                              Title:  President

                              SUBURBAN CONSTRUCTION, INC.

                              By: /s/ David Krischer
                              Title: President

                              SLA PROPERTIES, INC.

                              By: /s/ Dan J. Berman
                              Title: President

                              Address for Notices to Borrower and Each
                              Guarantor:

                              1000 Parkwood Circle
                              Suite 850
                              Atlanta, GA  30339

                              Telecopier No. (770) 951-9510
                              Attention: David E. Krischer
                              Telephone No. (770) 951-9511

               [SIGNATURE PAGE 3 OF 4 TO CREDIT AGREEMENT]

                              PNC BANK, KENTUCKY, INC., as Agent and as a
                              Bank


                              By: /s/ Don R. H  [unreadable]
                              Title: Assistant Vice President

                              Address for Notices:

                              500 West Jefferson, Suite 1200
                              Louisville, KY 40202
                              Telecopier No. (502) 581-3919
                              Attention:  Commercial Real Estate Lending
                              Telephone No. (502) 581-3334


                              AMSOUTH BANK OF ALABAMA, as a
                              Co-Agent and as a Bank


                              By: /s/ Laurence Clark
                              Title: VP

                              Address for Notices:
                              1900 Fifth Avenue North, 9th Floor
                              Birmingham, AL  35203

                              Telecopier No. (205) 326-4075
                              Attention:  Lawrence Clark
                              Telephone No. (205) 581-7493

               [SIGNATURE PAGE 4 OF 4 TO CREDIT AGREEMENT]

                              SUNTRUST BANK, ATLANTA, as a Co-Agent and as a Bank


                              By: /s/ Randall W. Hawens
                              Title: First Vice President

                              Address for Notices:

                              50 Hurt Plaza, Suite 1300
                              Atlanta, GA  30303
                              Telecopier No. (404) 588-7742
                              Attention:  Randall W. Havens
                              Telephone No. (404) 827-6774


                                              SCHEDULE 1.1(A)

                                               PRICING GRID
                                 VARIABLE PRICING BASED ON LEVERAGE RATIO


                                Collateral Pool                          Base Rate Spread       Euro-Rate
Level                            Leverage Ratio                                                   Spread
----------------------------------------------------------------------------------------------------------
 I                              Less than 35%                                  0                  150
----------------------------------------------------------------------------------------------------------

 II             Greater than or equal to 35% but less than 40%                 25                 175
----------------------------------------------------------------------------------------------------------

 III             Greater than or equal to 40% but less than 45%                50                 200
----------------------------------------------------------------------------------------------------------

 IV                      Greater than or equal to 45%                          75                 225
----------------------------------------------------------------------------------------------------------

     For purposes of determining the Applicable Margin:

     (a) The Applicable Margin shall be set at Level IV until such time as a Compliance Certificate which evidences that a different level is applicable is delivered.

(b) The Applicable Margin shall be recomputed (i) as of the end of each fiscal quarter ending after December 31, 1997, (ii) as of the addition of a new Collateral Pool Property pursuant to
Section 3.1, (iii) as of the release of a Collateral Pool Property pursuant to Section 3.2 and (iv) as of a request for a Loan or Letter of Credit pursuant to Section 7.2, in each case based on the Collateral Pool Leverage Ratio as of the date of recomputing. Any increase in the Applicable Margin computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3; any such decrease shall be effective on the date on which such Compliance Certificate is actually delivered. Any change in the Applicable Margin computed as a result of the addition or release of a Collateral Pool Property or the request for a Loan or Letter of Credit shall be effective on the date of such addition, release, Loan or issuance of Letter of Credit.